Exhibit 4.2

Air Lease Corporation, as Issuer

- and -

Deutsche Bank Trust Company Americas,

as Paying Agent and Security Registrar

PAYING AGENCY AGREEMENT

Dated as of November 20, 2018

PAYING AGENCY AGREEMENT (this “Agreement” or this “Paying Agency Agreement”), dated as of November 20, 2018 (the “Effective Date”), between Air Lease Corporation, as issuer (the “Issuer”) and Deutsche Bank Trust Company Americas, as Paying Agent (as defined below) and Securities Registrar (as defined below). Capitalized terms used and not otherwise defined herein have the meanings set forth in the Indenture (as defined below).

RECITALS

WHEREAS, the Issuer will issue and sell, from time to time, certain of its securities designated as Medium-Term Notes, Series A (the “Notes”), the forms of which are attached hereto as Exhibit A and Exhibit B.

WHEREAS, the Notes are to be issued under that certain Indenture, dated as of November 20, 2018 (as may be amended and supplement from time to time, the “Indenture”), between the Issuer and Deutsche Bank Trust Company Americas, as trustee (in such capacity, the “Trustee”);

WHEREAS, the Issuer wishes to appoint Deutsche Bank Trust Company Americas as the paying agent and security registrar in respect of the Notes, and to provide for the terms and conditions of such appointment; and

WHEREAS, the Issuer expects that the Paying Agent will be able to make payment of the full amount of principal of, premium, if any, and interest on the Notes from monies received by the Paying Agent from the Issuer for such purpose when due and payable on the Notes.

NOW, THEREFORE, in consideration of the premises and the mutual agreements set forth herein, the sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

Section 1. Appointment of Deutsche Bank Trust Company Americas.

(a) The Issuer hereby appoints Deutsche Bank Trust Company Americas, as of the Effective Date, as a paying agent (the “Paying Agent”) in respect of the Notes subject to the provisions of this Agreement and the Indenture.

(b) The Paying Agent hereby accepts its appointment hereunder and agrees to comply with the provisions of this Agreement and the Indenture.

(c) For the avoidance of doubt and notwithstanding anything contained herein to the contrary, neither the Paying Agent nor the Security Registrar shall have any liability or responsibility (i) under this Agreement for any period prior to the Effective Date or (ii) for any act or omission of any other person or any party to the Indenture (or any agents thereof) in connection with the Indenture; provided that in no event shall this Section 1(c) be deemed to limit the liability or responsibilities of the Trustee pursuant to the Indenture.

Section 2. Duties of the Paying Agent.

Subject to the provisions of this Agreement and the Indenture, the Paying Agent shall undertake and discharge the following duties for the benefit of the parties hereto and the Holders (as defined below) from time to time of the Notes:

(a) act as the paying agent of the Issuer for the purpose of making all payments due on or after the Effective Date to the Holders of the Notes in accordance with the provisions of this Agreement and the Indenture;

(b) in accordance with Section 6 hereto, pay to the Holders (i) all sums received for the scheduled repayment of the principal or an installment of principal due to such Holders under the Notes on the applicable Stated Maturity of such principal, including the Stated Maturity of such Notes (each, a “Principal Repayment Date”), unless the Notes have been previously redeemed or repurchased; (ii) all sums received for scheduled payments of interest due to such Holders under the Notes on the Interest Payment Dates of such Notes; (iii) all sums received for payment of principal, premium, if any, and accrued interest due to the Holders under the Notes on any date fixed for prepayment (including redemption and repayment at the option of the Holders) thereof in accordance the Indenture (each such date, a “Prepayment Date”); and (iv) all sums received for payment of any Defaulted Amount (as defined below) due to the Holders under the Notes on any date fixed for payment of such Defaulted Amount (each such date, a “Special Payment Date”; each Principal Repayment Date, Interest Payment Date, Prepayment Date and Special Payment Date, a “Payment Date”), provided that, unless otherwise specified on such Note, if any Payment Date occurs on a date other than a Business Day, the applicable payment shall be made on the next succeeding Business Day;

(c) hold all sums held by it for the payment of amounts due with respect to the Notes in trust for the benefit of the Person entitled thereto until such sums shall be paid to such Persons or otherwise disposed of as provided in this Agreement and pay such sums to such Persons as provided in this Agreement; and

(d) maintain such records as may reasonably be requested by the Issuer, and furnish such copies thereof as the Issuer may require.

(e) As used herein, (i) “Holder” means the Person in whose name such Note is registered in the Security Register (as defined below), and such Person shall be treated as the owner of such Security for all purposes under this Paying Agency Agreement; and (ii) “Defaulted Amount” means any amount that is due under the Notes on any (1) Interest Payment Date or (2) Principal Repayment Date but is not paid on such Interest Payment Date or Principal Repayment Date, as the case may be.

Section 3. Security Register.

(a) The Issuer is required to keep a register, in which, subject to such reasonable regulations as it may prescribe, the Issuer shall provide for the registration and registration of transfers of Notes (the “Security Register”). In accordance with Section 3.05(a) of the Indenture, the Issuer hereby appoints the Trustee as the initial “Security Registrar” for the purpose of keeping the Security Register and for registering the Notes and transfers of Notes as herein provided, and the Security Registrar hereby accepts such appointment and agrees to comply with the provisions of this Agreement applicable in such capacity. Upon any resignation of the Security Registrar, the Issuer shall promptly appoint a successor or, if it is unable to make such an appointment, assume the duties of the Security Registrar.

(b) The name and address of each Holder of one or more Notes, each transfer thereof and the name and address of each transferee of one or more Notes shall be registered in the Security Register.

(c) If a Person other than the Paying Agent is appointed by the Issuer as the Security Registrar, the Issuer shall give the Paying Agent prompt written notice of the appointment of such Security Registrar and of the location, and any change in the location, of the Security Register, and the Paying Agent shall have the right to inspect the Security Register at all reasonable times, to obtain copies thereof and to rely upon a certificate of a duly authorized officer of the Security Registrar as to the names and addresses of the Holders and the principal amounts and number of such Notes.

Section 4. Transfer and Exchange of Notes.

Subject to Section 3.05 of the Indenture, upon written direction from the Issuer, the Paying Agent shall take custody of one or more new Notes in exchange for a Note surrendered to the Issuer for registration of transfer or exchange, in an aggregate principal amount equal to the unpaid principal amount of the surrendered Note. None of the Issuer, any Guarantor (as defined in the Indenture), the Trustee, any Paying Agent or any Security Registrar will have any responsibility or liability for any aspect of Depositary records relating to, or payments made on account of, beneficial ownership interests in a Global Security or for maintaining, supervising or reviewing any Depositary records relating to such beneficial ownership interests, or for transfers of beneficial interests in the Securities or any transactions between the Depositary and beneficial owners.

Section 5. Replacement of Notes.

Subject to Section 3.06 of the Indenture, upon receipt by the Paying Agent of evidence of loss, theft or destruction or mutilation of any Note, the Paying Agent shall forward such evidence to the Issuer and the Trustee (if other than the Paying Agent). Upon written direction from the Issuer, the Paying Agent shall take custody of one or more new Notes as replacement Notes for such lost, stolen, destroyed or mutilated Notes.

Section 6. Payments.

(a) The Issuer shall pay or cause to be paid to the Payment Account (as defined below) maintained by the Issuer with the Paying Agent the funds required for the payment of principal, premium, if any, and interest in respect of the Notes by 10:00 a.m. (New York City time) on each Payment Date, and the Issuer shall deliver concurrent written confirmation of the amounts provided to the Paying Agent (such amounts to be calculated by the Issuer). The Paying Agent shall promptly notify the Issuer upon receipt of all payments made by the Issuer to the Payment Account

(b) The Paying Agent shall notify the Issuer on the Business Day preceding each Payment Date, if it has not received, unconditionally, the full amount of any payment required to be paid to the Payment Account pursuant to the notice provided in accordance with Section 6(a) hereto.

(c) Unless the Issuer receives a notification from the Paying Agent pursuant to paragraph (b) above, the Paying Agent shall pay or cause to be paid, on the applicable Payment Date, the applicable payment of principal, premium, and/or interest on each Note to the Holder thereof on the applicable Record Date (as defined below) in the manner provided for in the applicable Notes. If any payment by the Issuer to the Payment Account is made late but otherwise in accordance with the provisions of this Agreement and the Indenture, the Paying Agent shall nevertheless make payments in respect of the Notes as aforesaid. However, unless and until the full amount of any such late payment has been made by the Issuer to the Payment Account, the Paying Agent shall not be bound to make payments in respect of the Notes as aforesaid.

(d) The Paying Agent shall have no obligation to make any payments in respect of the applicable Notes at a time at which the Paying Agent has not received the full amount of the relevant payment required to be paid to the Payment Account under Section 6(a); provided that if the Paying Agent makes any such payment, the Issuer shall from time to time on demand pay to the Paying Agent:

(i)	the amount so paid by such Paying Agent and not so reimbursed to it; and

(ii)

interest on such amount from the date on which such Paying Agent made such payment until the date of reimbursement of such amount/an amount sufficient to indemnify such Paying Agent against any cost, loss or expense which it incurs as a result of making such payment and not receiving reimbursement of such amount.

(e) All sums payable to the Paying Agent hereunder shall be paid to the Payment Account.

(f) The Paying Agent shall be entitled to deal with monies paid to it hereunder in the same manner as other monies paid to it as a banker by its customers except that (i) it shall not be entitled to exercise any lien, right of setoff or similar claim in respect thereof, and (ii) it shall not be liable to any person who is, or is deemed to be, bound by the provisions of this Agreement for interest on any sums held by it hereunder. Notwithstanding the foregoing provisions, payment by the Paying Agent in respect of the Notes shall only be made out of funds made available or to its satisfaction to be made available hereunder.

(g) On or prior to the date hereof, the Issuer shall cause to be established and maintained with the Paying Agent a separate account (the “Payment Account”), which shall be a segregated non-interest bearing account in the name of the Issuer. The only permitted withdrawal from or application of funds on deposit in, or otherwise to the credit of, the Payment Account shall be in accordance with this Agreement and the Indenture. The Paying Agent agrees to give the Issuer and the Holders prompt notice if, to the knowledge of the Paying Agent, the Payment Account or any funds on deposit therein, or otherwise to the credit of the Payment Account, shall become subject to any writ, order, judgment, warrant of attachment, execution or similar process.

(h) “Record Date” means the date specified for that purpose pursuant to the Indenture and the applicable Note.

Section 7. Repayment.

Upon any Note becoming void or claims in respect of any Note becoming proscribed, the Paying Agent shall forthwith repay to the Issuer out of funds made available hereunder the amount which would have been due on such Note if it had been presented for payment before it became void or claims in respect of which became proscribed. Except as aforesaid or otherwise specified in the Indenture or applicable Notes, the Paying Agent shall not be otherwise required or entitled to repay any sums received hereunder.

Section 8. Cancellation, Destruction and Records.

(a) All Notes which are repaid in full shall be delivered to the Trustee (if other than the Paying Agent) and canceled forthwith by the Trustee pursuant to the Indenture. The Paying Agent shall give all relevant details to the Issuer. All Notes which are repaid in part shall be delivered to the Trustee (if other than the Paying Agent) and canceled forthwith by the Trustee pursuant to the Indenture, and the Paying Agent shall, at the written direction of the Issuer, take custody of one or more new Notes evidencing the remaining principal amount of such repaid Notes.

(b) The Paying Agent shall, as soon as possible and in any event within 5 Business Days after the date of any prepayment, furnish to the Issuer a certificate stating (1) the aggregate principal amount plus any accrued interest on the Notes which have been repaid, canceled or destroyed and (2) the certificate numbers of Notes repaid, canceled or destroyed.

(c) Unless otherwise instructed by the Issuer in writing, the Paying Agent shall destroy the canceled Notes in its possession and furnish the Issuer with a destruction certificate which shall list the certificate number of Notes in numerical sequence.

(d) The Paying Agent shall (i) keep a full and complete record of all Notes repaid, surrendered, paid, canceled or destroyed or which have become void and of any replacement Notes issued in substitution for any mutilated, defaced, lost, stolen or destroyed Notes and (ii) make such record available at all reasonable times to the Issuer.

Section 9. Documents and Forms.

The Issuer shall provide to the Paying Agent (a) specimen Notes; and (b) sufficient copies of all documents required hereunder or to be available for issue or inspection.

Section 10. Indemnity.

(a) The Issuer shall indemnify and hold harmless Deutsche Bank Trust Company Americas as the Paying Agent and the Security Registrar (the “Indemnified Party”) against any loss, damage, claims, liability or expense reasonably incurred without negligence, bad faith or willful misconduct on its part, arising out of or in connection with the acceptance, exercise or performance of any of its powers or duties hereunder, including the costs and expenses of defending themselves against any claim (whether asserted by the Issuer, any Guarantor (as defined in the Indenture), any Holder or any other person) or liability in connection with such exercise or performance (including the reasonable fees and disbursements of counsel).

(b) The Indemnified Party shall provide written notice to the Issuer promptly following receipt by the Indemnified Party of notice of any loss, liability, cost, claim, action, demand or expense for which it seeks indemnification hereunder; provided, however, that any failure to provide, or delay in providing, such prompt written notice shall not relieve the Issuer of the obligation to provide indemnification to the Indemnified Party hereunder except to the extent that the Issuer is materially prejudiced by such failure or delay. The Issuer shall be entitled to control the defense of any claim for which indemnification is sought hereunder with counsel of the Issuer’s choosing (which shall be reasonably acceptable to the Indemnified Party), so long as there is no conflict of interest between the Indemnified Party and the Issuer and the counsel chosen by the Issuer. Neither the Indemnified Party nor the Issuer shall agree to settle or compromise any claim for which indemnification is sought hereunder without the written consent of the Indemnified Party or the Issuer, as the case may be, which consent shall not be unreasonably withheld or delayed.

(c) The obligations of the Issuer under this Section 10 shall survive the termination of this Agreement, or the earlier resignation or removal of Deutsche Bank Trust Company Americas as the Paying Agent or the Security Registrar, as applicable.

(d) For the avoidance of doubt, to the extent applicable, the Security Registrar and the Paying Agent shall be afforded all of the same rights, protections, immunities and indemnities afforded to the Trustee under the Indenture, as applicable, as if the same were specifically set forth herein.

Section 11. Miscellaneous.

(a) Agents of the Issuer. Except as otherwise provided herein, in acting under this Agreement the Paying Agent is acting as agent of the Issuer.

(b) Legal Advice. The Paying Agent may consult with counsel and the written advice of such counsel or any Opinion of Counsel (as defined in the Indenture) shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.

(c) Reliance. The Paying Agent shall be fully protected and shall incur no liability for or in respect of any action taken or thing suffered by it in reliance upon any Note, notice, direction, consent, certificate, affidavit, statement, email or other paper or document reasonably believed by it to be genuine and to have been passed or signed by the proper parties. Before the Paying Agent acts or refrains from acting, it may require written direction from the Issuer and the Paying Agent shall not be liable for any action it takes or omits to take in good faith in reliance on such written direction from the Issuer.

(d) No Investigation. The Paying Agent and the Security Registrar shall not be bound to make any investigation into the facts or matters stated in any document, but the Paying Agent or the Security Registrar, in its discretion (but without obligation), may make such further inquiry or investigation into such facts or matters as it may see fit.

(e) Freedom to Deal With Notes. Subject to the applicable provisions of the Indenture, the Paying Agent, the Security Registrar and its officers, directors and employees may become the owner of, or acquire any interest in, the Notes, with the same rights that they would have if such Paying Agent or Security Registrar were not a Paying Agent or Security Registrar hereunder, and may otherwise deal with the Issuer or any Guarantor as freely as if such Paying Agent or Security Registrar were not a Paying Agent or Security Registrar, hereunder.

(f) Directions by the Issuer. Unless otherwise specifically provided herein or in the Indenture, any order, notice, request, direction or other communication from the Issuer made or given under any provision of this Agreement shall be sufficient if it is in writing signed by one duly authorized Officer (as defined in the Indenture) of the Issuer.

(g) Communications from Holders. The Paying Agent will forthwith deliver to the Issuer a copy of any notice or other document delivered to it by any Holder of a Note in its capacity as a Paying Agent hereunder.

(h) Default by the Issuer. Except as set forth in this Agreement or the Indenture, the Paying Agent shall not have any duty or responsibility in case of any default by the Issuer in the performance of its obligations under the Indenture or under this Agreement (including, without limiting the generality of the foregoing, any duty or responsibility to prepay all or any of the Notes or to initiate or to attempt to initiate any proceedings at law or otherwise or to make any demand for the payment thereof upon the Issuer).

(i) Covenant of the Paying Agent. The Paying Agent hereby covenants to hold in trust, for the benefit of Holders, all amounts held by it for the payment of principal, premium, if any, or interest on the Notes.

(j) Patriot Act. In order to comply with the Applicable AML Law (as defined in the Indenture), the Paying Agent is required to obtain, verify, record and update certain information relating to individuals and entities which maintain a business relationship with the Paying Agent. Accordingly, each of the parties to this Agreement agree to provide to the Paying Agent, upon its request from time to time, such identifying information and documentation as may be available to such party in order to enable the Paying Agent to comply with Applicable AML Law.

(k) Not Required to Expend or Risk Own Funds. No provision of this Agreement shall require the Paying Agent to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

(l) No Further Duties. The Paying Agent undertakes to perform such duties and only such duties as are specifically set forth in this Agreement and the Indenture and no duties, responsibilities or obligations shall be inferred or implied against the Paying Agent. The Paying Agent shall not have any duties or responsibilities or be a trustee for or have any fiduciary obligation to any party hereto except those expressly set forth in this Agreement or the Indenture.

(m) Use of Agents. The Paying Agent may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents, attorneys, custodians or nominees appointed with due care, and shall not be responsible for any misconduct or negligence on the part of any agent, attorney, custodian or nominee so appointed.

(n) Merger. Any corporation into which the Paying Agent may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Paying Agent shall be a party, or any corporation succeeding to all or substantially all the business of the Paying Agent shall be the successor of the Paying Agent hereunder without the execution or filing of any paper with any party hereto or any further act on the part of any of the parties hereto except where an instrument of transfer or assignment is required by law to effect such succession, anything herein to the contrary notwithstanding.

(o) In no event shall the Paying Agent be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including, without limitation, strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services; it being understood that the Paying Agent shall use reasonable efforts that are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.

(p) Notwithstanding anything to the contrary herein, the Paying Agent shall not be liable for any action taken or omitted in connection with this Agreement, including without limitation for any error of judgment made in good faith, except to the extent of its own negligence or willful misconduct as determined pursuant to a final, non-appealable judgment of a court of competent jurisdiction.

(q) In no event shall the Paying Agent be responsible or liable for special, indirect, punitive or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit) irrespective of whether the Paying Agent has been advised of the likelihood of such loss or damage and regardless of the form of action.

Section 12. Changes in Paying Agents.

(a) The Paying Agent may at any time resign its appointment by giving to the Issuer not less than 60 days written notice (or such shorter period of notice as the Issuer may agree) to that effect, and the Issuer may at any time terminate the appointment of any Paying Agent by giving not less than 60 days written notice to the other parties hereto and the Holders to that effect, provided that no such notice shall expire, in the case of the Paying Agent less than 30 days before or 30 days after any Payment Date, as the case may be.

(b) The appointment of the Paying Agent hereunder shall forthwith terminate if at any time such Paying Agent becomes incapable of acting, or is adjudged bankrupt or insolvent, or files a voluntary petition in bankruptcy or makes an assignment for the benefit of its creditors or consents to the appointment of a liquidator or receiver of all or any substantial part of its property or admits in writing its inability to pay or meet its debts as they mature or suspends payment thereof, or if a resolution is passed or an order made for the winding up or dissolution of Paying Agent, or if a liquidator or receiver of Paying Agent or of all or any substantial part of its property is appointed, or if any order of any court is entered approving any petition filed by or against it under the provisions of any applicable bankruptcy or insolvency law, or if any public officer takes charge or control of Paying Agent or its property or affairs for the purpose of rehabilitation, conservation or liquidation.

(c) Any corporation into which the Paying Agent may be merged or converted or with which Paying Agent may be consolidated or any corporation resulting from any merger, conversion or consolidation to which such Paying Agent shall be a party shall, to the extent permitted by applicable law, be the relevant successor Paying Agent under this Agreement without the execution or delivery of any paper or any further act on the part of the parties hereto except where an instrument of transfer or assignment is required by law to effect such succession, anything herein to the contrary notwithstanding. Notice of any such merger, conversion or consolidation shall forthwith be given to the Issuer.

(d) The Issuer may at any time, with prior written notice to the Paying Agent, appoint additional Paying Agents.

(e) No resignation or termination of the appointment of the Paying Agent shall take effect until a successor Paying Agent has been so appointed by the Issuer. If no successor shall have been so appointed and have accepted appointment within 10 days after the giving of such notice of resignation, the resigning Paying Agent may itself appoint as its replacement any reputable and experienced financial institution or petition, at the expense of the Issuer, any court of competent jurisdiction for the appointment of a successor Paying Agent. Immediately following such appointment, such Paying Agent shall give notice of such appointment to the Issuer and the Holders, whereupon the Issuer and the successor Paying Agent shall acquire and become subject to the same rights and obligations between themselves as if they had entered into an agreement in the form mutatis mutandis of this Agreement.

(f) The Paying Agent may change the address of its specified office within a particular city, in which event it shall give the Issuer not less than 30 days’ prior written notice to that effect, giving the address of the new specified office and the date upon which such change is to take effect.

(g) The Paying Agent shall give, at the expense of the Issuer, to the Issuer and the Holders not less than 30 days’ notice of any such proposed appointment, termination, resignation or change in specified office of any Paying Agent.

(h) If the appointment of the Paying Agent hereunder terminates, it shall on the date on which such termination takes effect, pay to the successor Paying Agent any amount held by it for payment and shall deliver to the successor Paying Agent all records maintained by it in relation to the Notes and all Notes held by it as Paying Agent.

Section 13. Commissions, Fees and Expenses.

(a) The Issuer shall pay to the Paying Agent from time to time such compensation as the Issuer and the Paying Agent shall from time to time agree in writing for all services rendered by it hereunder and in the Indenture.

(b) The Issuer shall, upon request, reimburse and pay to the Paying Agent all properly incurred and documented expenses (including the properly incurred and documented compensation and the expenses and disbursements of its agents and counsel) incurred by the Paying Agent in connection with their services hereunder and in accordance with any provision of this Agreement, except any such expense as may be attributable to its gross negligence or willful misconduct.

Section 14. Notices and Communications.

(a) Any notice required to be given hereunder to either of the parties hereto shall be given by email (in PDF format), overnight courier or facsimile transmission (in each case confirmed promptly by letter) or in the alternative, by letter sent by first-class pre-paid post or delivered in person. Any notice given by email or facsimile transmission shall be deemed to have been given at the time of dispatch if given during usual business hours (9:00 a.m.-5:00 p.m. on each Business Day) of the receiving party and if not so given shall be deemed to have been given on the next succeeding Business Day of the receiving party (regardless of the time of dispatch or receipt of the relevant letter confirming any such notice). Any notice given by letter shall be deemed to have been given, in the case of a letter sent by first-class pre-paid post, on the seventh day after posting and, in the case of a letter delivered in person, immediately upon delivery. Any notice given hereunder shall be addressed to the relevant party as follows:

to the Issuer:

Air Lease Corporation

2000 Avenue of the Stars, Suite 1000N Los

Angeles, CA 90067

Attn: Legal Department

Email: legalnotices@airleasecorp.com

with a copy to:

Air Lease Corporation

2000 Avenue of the Stars, Suite 1000N Los

Angeles, CA 90067

Attn: Finance Department

Email: debtnotices@airleasecorp.com

to the Paying Agent with respect to Section 4 hereunder:

Deutsche Bank Trust Company Americas c/o DB Services Americas, Inc. 5022 Gate Parkway, Suite 200 Jacksonville, FL 32256 USA Attn: Transfer Department

to the Paying Agent with respect to all provisions other than Section 4 hereunder:

Deutsche Bank Trust Company Americas

Trust and Agency Services

60 Wall Street, 16th Floor

Mail Stop: NYC60-1625

New York, NY 10005

USA

Attn: Asset Backed Securities, Air Lease

Corporation, ALCMTN18

Facsimile: +1 (212) 553-2458

with a copy to:

Deutsche Bank Trust Company Americas

c/o Deutsche Bank National Trust Company

Trust and Agency Services

100 Plaza One – 8th Floor

Mail Stop: JCY03-0801

Jersey City, NJ 07311-3901

USA

Attn: Asset Backed Securities, Air Lease Corporation, ALCMTN18

Facsimile: +1 (212) 553-2458

or any other address of which notice in writing has been given to the parties hereto in accordance with the provisions of this Section.

(b) The Paying Agent shall give all notices in connection with payments on the Notes at the direction of the Issuer and expense of the Issuer.

Section 15. Amendments.

This Agreement may be amended only by agreement in writing between the Issuer and the Paying Agent.

Section 16. Governing Law.

This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without reference to the choice of law doctrine thereof, and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws.

Section 17. Counterparts.

This Agreement may be executed in any number of counterparts, each of which so executed shall be deemed an original, but all such counterparts shall together constitute but one and the same instructions.

Section 18. Conflicts.

In the event of any conflict between the provisions of this Agreement and the provisions of the Indenture, the provisions of the Indenture shall govern and control.

Section 19. Beneficiaries.

This Agreement is made solely for the benefit of the parties hereto and their successors and assigns and no other person shall have any right, benefit or interest under or because of this Agreement.

[The remainder of this page is intentionally blank.]

IN WITNESS whereof this Paying Agency Agreement has been entered into as of the day and year herein above set forth.

AIR LEASE CORPORATION, as Issuer

By:	/s/ Gregory B. Willis
Name:	Gregory B. Willis
Title:	Executive Vice President and
Chief Financial Officer

[Signature Page to Paying Agency Agreement]

DEUTSCHE BANK TRUST COMPANY AMERICAS, as Paying Agent and Security Registrar

By:	/s/ Michele H.Y. Voon
Name:	Michele H.Y. Voon
Title:	Vice President

By:	/s/ Mark DiGiacomo
Name:	Mark DiGiacomo
Title:	Vice President

[Signature Page to Paying Agency Agreement]

Exhibit A

[FORM OF FIXED RATE GLOBAL MEDIUM-TERM NOTE, SERIES A]

(ATTACHED)

[Form of Fixed Rate Global Medium-Term Note, Series A]

THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE THEREOF. THIS SECURITY MAY NOT BE EXCHANGED IN WHOLE OR IN PART FOR A SECURITY REGISTERED, AND NO TRANSFER OF THIS SECURITY IN WHOLE OR IN PART MAY BE REGISTERED, IN THE NAME OF ANY PERSON OTHER THAN SUCH DEPOSITARY OR A NOMINEE THEREOF, EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO AIR LEASE CORPORATION OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

AIR LEASE CORPORATION

**************************

GLOBAL MEDIUM-TERM NOTE, SERIES A

(Fixed Rate)

CUSIP: [•]

ISIN: [•]

No. [•]

PRINCIPAL OR FACE AMOUNT:

$[•]

*** [    ] CHECK IF A PRINCIPAL INDEXED NOTE ***

IF CHECKED, CALCULATION AGENT:

If this is a Principal Indexed Note, references herein to “principal” shall be deemed to be the face amount hereof, except that the amount payable upon Maturity of this Note shall be determined in accordance with the formula or formulas set forth below or in an attached Addendum hereto.

Issue Date:

Stated Maturity:

Interest Rate: %

Interest Payment Dates:

Regular Record Date:

Day Count Convention: 30/360 unless another convention is checked below

[    ] Actual/360

[    ] Actual/Actual

Business Day Convention:

Optional Redemption: [    ] Yes [    ] No

Optional Redemption Date(s) (including any applicable regular or special record date):

Optional Redemption Price(s):

[See Addendum for optional redemption provisions]

Repayment at Option of Holder: [    ] Yes [    ] No

Repayment Date(s):

Repayment Price:

Change of Control Put: [    ] Yes [    ] No

Original Issue Discount:

Total Amount of Original Issue Discount:

Yield to Maturity:

Initial Accrual Period:

Specified Currency: [U.S. dollars]

Minimum Denomination/Minimum Incremental Denomination: [$2,000/$1,000]

If an Add On Security, check [    ], and specify:

Initial Interest Accrual Date:

Addendum Attached:

[X] Yes

[    ] No

Other Provisions: [•]

AIR LEASE CORPORATION, a corporation duly organized and existing under the laws of the State of Delaware (herein called the “Company,” which term includes any successor Person under the Indenture hereinafter referred to), for value received, hereby promises to pay to CEDE & CO., the registered Holder hereof, the Principal or Face Amount (as specified above) or, if this is a Principal Indexed Note, the principal amount as determined in accordance with the terms set forth under “Other Provisions” above and/or in an Addendum attached hereto, on the Stated Maturity specified above (except to the extent redeemed or repaid prior to the Stated Maturity), and to pay interest on the Principal or Face Amount hereof as set forth above at the annual Interest Rate specified above, until the principal hereof is paid or duly made available for payment; provided, that any principal, and any such installment of interest, that is overdue shall bear interest at the Interest Rate (to the extent that the payment of such interest shall be legally enforceable), from the dates such amounts are due until they are paid or made available for payment, and such interest shall be payable on demand.

Payment of the principal of and interest on this Note will be made at the office or agency of the Company maintained for that purpose in The City of New York, New York (or, if the Company does not maintain such office or agency, at the corporate trust office of the Trustee in The City of New York or if the Trustee does not maintain an office in The City of New York, at the office of a Paying Agent in The City of New York); provided, however, that payment of principal and interest on Global Securities shall be made by wire transfer in accordance with the procedures of the Depositary.

Interest on this Note will accrue from and including the most recent Interest Payment Date to which interest has been paid or duly provided for or, if no interest has been paid, from and including the Issue Date specified above to, but excluding, the related Interest Payment Date or Maturity (as defined below), as the case may be. The Company will pay interest on each Interest Payment Date specified above, commencing on the first Interest Payment Date following the Issue Date, and on the Stated Maturity or any Redemption Date (if specified as redeemable above) or any Repayment Date or Change of Control Payment Date (each, if specified as repayable above) (the date of each such Stated Maturity, Redemption Date, Repayment Date and Change of Control Payment Date and the date on which principal or an installment of principal is due and payable by declaration of acceleration or otherwise pursuant to the Indenture being referred to hereinafter as a “Maturity” with respect to principal payable on such

2

date); provided, however, that if the Issue Date is between a Regular Record Date (as defined below) and the next succeeding Interest Payment Date, interest payments will commence on the second Interest Payment Date following the Issue Date; and provided, further, that, unless specified otherwise in an Addendum attached hereto, if any Interest Payment Date or Maturity falls on a day that is not a Business Day (this and certain other capitalized terms used herein are defined on the reverse of this Note), any principal, premium or interest payments will be made on the next succeeding Business Day as if made on the date the payment was due (the “Following Business Day Convention”), and no interest on such payment will accrue on the amount payable for the period from and after such Interest Payment Date or Maturity, as the case may be. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in the Indenture, be paid to the Person in whose name this Note (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such Interest Payment Date. Any such interest so payable but not so punctually paid or duly provided for on any Interest Payment Date (herein called “Defaulted Interest”) will forthwith cease to be payable to the Holder on such Regular Record Date and at the Company’s election, may either be paid to the Person in whose name this Note (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof to be given to Holders of Notes not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Notes may be listed, and upon such notice as may be required by such exchange, all as more fully provided in the Indenture.

Unless otherwise specified under Specified Currency above and/or in an Addendum attached hereto, this Note will be denominated in U.S. dollars and payments of principal, premium and interest, if any, on this Note will be made in U.S. dollars or in such coin or currency of the United States as at the time of payment is legal tender for payments of public and private debts. If this Note is denominated in a Foreign Currency or if the principal, premium or interest, if any, on this Note is payable in or by reference to a Foreign Currency or in amounts determined by reference to one or more currencies other than that in which this Note is denominated, any other applicable provisions will be included in an Addendum attached hereto. However, unless otherwise specified in an Addendum attached hereto, if any payment in respect of this Note is required to be made in a Foreign Currency and a Conversion Event occurs in respect of such Foreign Currency, then all payments in respect of this Note will be made in U.S. dollars until such currency is again available to the Company or so used. The amounts payable on any date in such currency will be converted into U.S. dollars on the basis of the most recently available market exchange rate for such currency or as otherwise indicated in an Addendum attached hereto. Any payment so made in U.S. dollars will not constitute an Event of Default under the Indenture.

Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature of one or more authorized signatories, this Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

3

IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.

Dated: [•]	AIR LEASE CORPORATION

By:	[•]

Name:
Title:

TRUSTEE’S CERTIFICATE OF AUTHENTICATION
This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

DEUTSCHE BANK TRUST COMPANY AMERICAS, as Trustee

By:	[•]

Authorized Signatory

By:	[•]

Authorized Signatory

[Signature Page to Fixed Rate Global Note]

[FORM OF REVERSE OF NOTE]

1.

This Note (herein called this “Note” and, together with all such notes having Equivalent Terms, the “Notes”) is one of a duly authorized series of securities of the Company designated as its Medium-Term Notes, Series A (the “Securities”), issued under an Indenture, dated as of November 20, 2018 (herein called the “Indenture”, as may be amended or supplemented from time to time), among the Company, as issuer, and Deutsche Bank Trust Company Americas, as Trustee (herein called the “Trustee,” which term includes any successor trustee with respect to the Securities under the Indenture, and, unless otherwise specified in an Addendum attached hereto, as registrar for the Notes), and reference is hereby made to the Indenture for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Securities, and of the terms upon which the Securities are, and are to be, authenticated and delivered.

2.	This Note is not subject to any sinking fund and will not be redeemable or subject to repayment at the option of the Holder prior to the Stated Maturity, except as provided below.

3.	This Note is a senior unsecured obligation of the Company and ranks equally with the other unsecured and unsubordinated indebtedness of the Company.

4.

Unless otherwise specified on the face of this Note, interest payments for this Note shall be computed and paid on the basis of a 360-day year of twelve 30-day months. If the Day Count Convention specified on the face of this Note is “Actual/360” or “Actual/Actual,” interest payments for this Note shall be computed on the basis of the actual number of days in the related month and a 360-day year or on the basis of the actual number of days in the related year and month, respectively.

5.

Notwithstanding anything to the contrary contained herein or in the Indenture, for purposes of determining the voting rights of a Holder of a Note for which the principal thereof is determined by reference to the price or prices of specified commodities or stocks, interest rate indices, interest rate swap or exchange rate swap indices, the exchange rate of one or more specified currencies relative to another currency or such other price, exchange rate or other financial index or indices as may be specified on the face of this Note and/or in an Addendum attached hereto (a “Principal Indexed Note”), the principal amount of any such Principal Indexed Note will be deemed to be equal to the face amount thereof upon issuance. The method for determining the amounts, if any, payable on Interest Payment Dates and at Maturity on a Principal Indexed Note will be specified in an attached Addendum.

6.

The Indenture contains provisions for defeasance at any time of (i) the entire indebtedness of, and all other obligations under, the Notes, subject to the survival of specified provisions of the Indenture, or (ii) certain restrictive covenants and Events of Default with respect to the Notes, in each case upon compliance with certain conditions set forth in the Indenture.

7.

If an Event of Default with respect to the Notes shall occur and be continuing, the principal of all the Notes may be declared, and in certain cases shall automatically become, due and payable in the manner and with the effect provided in the Indenture.

8.

The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities to be affected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of a majority in aggregate principal amount of the Securities at the time Outstanding. The Indenture also contains provisions permitting the Holders of specified percentages in aggregate principal amount of the Securities at the time Outstanding, on behalf of the Holders of all the Securities, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Note shall be conclusive and binding upon such Holder and upon all future Holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Note.

9.

Notwithstanding any other provision in the Indenture, this Note or the Addendum attached hereto, the Holder of this Note has the right, which is absolute and unconditional, to receive payment of the principal of, premium, if any, and interest, if any, on, and any Additional Amounts, if any, with respect to, this Note on the respective due dates expressed in this Note (including the Redemption Date, Repayment Date and the Change of Control Payment Date, as applicable) and to institute suit for the enforcement of any such payment, and such rights will not be impaired without the consent of such Holder.

10.

As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Note is registrable in the Security Register, upon surrender of this Note for registration of transfer at the office or agency of the Company in any place where the principal of, any premium and interest on or any Additional Amounts with respect to this Note are payable, (if so required by the Company or the Trustee) duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Holder hereof or the Holder’s attorney duly authorized in writing, and thereupon one or more new Notes, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

11.

The Company may reopen this issue of Notes by issuing additional Securities with the same terms as this issue of Notes, except that the additional Securities shall bear interest from and including the last date to which interest has been paid on this issue of Notes or from and including the Issue Date specified on the face of this Note, if no interest has been paid. Any additional Securities so issued will be considered for all purposes part of the same issue of Notes.

12.

Unless otherwise specified in an Addendum attached hereto, if this Note is an Add On Security, notwithstanding anything to the contrary in this Note, interest on this Note shall accrue from and including the Initial Interest Accrual Date specified on the face of this Note; and for purposes of all interest calculations, references to Issue Date in this Note shall be replaced with a reference to the Initial Interest Accrual Date specified on the face of this Note. If this Note is an Add On Security, this Note shall be considered for all purposes part of the same issue of Notes that has been reopened.

13.

Unless otherwise indicated on the face of this Note and/or in an Addendum attached hereto, Holders may elect to have their Notes repurchased upon a Change of Control Repurchase Event as described below.

(a)

If a Change of Control Repurchase Event occurs, unless the Company has exercised its right to redeem all of the Notes pursuant to the terms of this Note, if applicable, the Company will make an offer to purchase all the Notes (the “Change of Control Offer”) at a purchase price in cash equal to 101% of the principal amount of the Notes plus accrued and unpaid interest, if any, to the date of purchase (the “Change of Control Payment”). Within 30 days following the date upon which the Change of Control Repurchase Event occurred, or at the Company’s option, prior to any Change of Control but after the public announcement of the pending Change of Control, unless the Company has exercised its right to redeem all of the Notes pursuant to the terms of this Note, if applicable, the Company will mail a notice of such Change of Control Offer to each Holder or otherwise give notice, which will govern the terms of the Change of Control Offer, in accordance with the applicable procedures of DTC, with a copy to the Trustee, stating:

(i)

that a Change of Control Offer is being made pursuant to this paragraph 13 of this Note and that all Notes validly tendered pursuant to such Change of Control Offer will be accepted for purchase by the Company at a purchase price in cash equal to 101% of the principal amount of such Notes plus accrued and unpaid interest, if any, to the date of purchase;

(ii)

the purchase date (which shall be no earlier than 30 days nor later than 60 days from the date such notice is mailed or given, other than as may be required by law) (the “Change of Control Payment Date”);

(iii)

if sent or given prior to the date of consummation of the Change of Control, that the Change of Control Offer is conditioned on the Change of Control being consummated on or prior to the Change of Control Payment Date; provided, that if a Change of Control is consummated after a proposed Change of Control Payment Date and such Change of Control Offer is therefore not consummated, the Company shall make a Change of Control Offer in accordance with this paragraph 13 within 30 days following the later of the consummation of such Change of Control or a Below Investment Grade Rating Event;

(iv)	that Notes must be tendered in multiples of the Minimum Incremental Denomination and any Note not validly tendered will remain outstanding and continue to accrue interest;

(v)

that, unless the Company defaults in the payment of the Change of Control Payment, any Note accepted for payment pursuant to the Change of Control Offer will cease to accrue interest on and after the Change of Control Payment Date;

(vi)

that Holders electing to have any Notes purchased pursuant to a Change of Control Offer will be required to surrender such Notes, with the form entitled “Option of Holder to Elect Purchase” attached hereto, to the Paying Agent specified in the notice at the address specified in the notice, or transfer their Notes to the Paying Agent by book-entry transfer pursuant to the applicable procedures of the Paying Agent, prior to the close of business on the third Business Day preceding the Change of Control Payment Date;

(vii)

that Holders shall be entitled to withdraw their tendered Notes and their election to require the Company to purchase such Notes; provided, that the Paying Agent receives at the address specified in the notice, not later than the close of business on the 30th day following the date of the Change of Control notice, a telegram, facsimile transmission or letter setting forth the name of the Holder of the Notes, the principal amount of Notes tendered for purchase, and a statement that such Holder is withdrawing its tendered Notes and its election to have such Notes purchased;

(viii)

that if a Holder is tendering less than all of its Notes, such Holder will be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered (the unpurchased portion of the Notes must be equal to the Minimum Denomination or an integral multiple of the Minimum Incremental Denomination in excess thereof); and

(ix)	the other instructions, as determined by the Company, consistent with this paragraph 13 that a Holder must follow.

The notice, if mailed or given in a manner herein provided, shall be conclusively presumed to have been given, whether or not the Holder receives such notice. If (A) the notice is mailed or given in a manner herein provided and (B) any Holder fails to receive such notice or a Holder receives such notice but it is defective, such Holder’s failure to receive such notice or such defect shall not affect the validity of the proceedings for the purchase of the Notes as to all other Holders that properly received such notice without defect.

(b)	On the Change of Control Payment Date, the Company will, to the extent lawful:

(i)	accept for payment all Notes or portions of Notes (of integral multiples of the Minimum Incremental Denomination thereof) validly tendered pursuant to the Change of Control Offer;

(ii)	deposit with the Paying Agent an amount equal to the Change of Control Payment in respect of all Notes or portions of Notes so tendered;

(iii)

deliver or cause to be delivered to the Trustee for cancellation the Notes so accepted together with an Officers’ Certificate stating the aggregate principal amount of Notes or portions of Notes being purchased by the Company in accordance with this paragraph 13; and

(iv)

deliver to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that all conditions precedent provided for in the Indenture relating to the making of such Change of Control Payment have been complied with.

(c)

The Paying Agent will promptly pay to each Holder of Notes so tendered the Change of Control Payment for such Notes, and the Trustee will promptly authenticate, upon receipt of an authentication order, and mail (or cause to be transferred by book entry) to each Holder a new Note equal in principal amount to any unpurchased portion of the Notes surrendered, if any; provided, that each such new Note will be in a principal amount equal to the Minimum Denomination or integral multiples of the Minimum Incremental Denomination in excess thereof.

(d)

If the Change of Control Payment Date is on or after a Regular Record Date, but on or prior to the related Interest Payment Date, any accrued and unpaid interest to the Change of Control Payment Date shall be paid on the Change of Control Payment Date to the Person in whose name a Note is registered at the close of business on such Regular Record Date.

(e)

Prior to making a Change of Control Payment, and as a condition to such payment (i) the requisite holders of each issue of indebtedness issued under an indenture or other agreement that would be violated by the making of such payment shall have consented to such Change of Control Payment being made and waived the event of default, if any, caused by the Change of Control or (ii) the Company will repay all outstanding indebtedness issued under an indenture or other agreement that would be violated by the making of a Change of Control Payment or the Company will offer to repay all such indebtedness, make payment to the holders of such indebtedness that accept such offer and obtain waivers from the requisite remaining holders of such indebtedness of any event of default arising under the relevant indenture or other agreement as a result of the Change of Control. The Company covenants to effect such repayment or obtain such consent prior to making a Change of Control Payment, it being a default of this paragraph 13 if the Company fails to comply with such covenant.

(f)

The Company will not be required to make a Change of Control Offer upon a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in this paragraph 13 applicable to a Change of Control Offer made by the Company and such third party purchases all Notes validly tendered and not withdrawn under such Change of Control Offer.

(g)

The Company will comply, to the extent applicable, with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws or regulations in connection with the repurchase of Notes pursuant to a Change of Control Offer. To the extent that the provisions of any securities laws or regulations conflict with provisions of the Indenture, the Company will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under the Indenture by virtue of the conflict.

(h)	Other than as specifically provided in this paragraph 13, any purchase pursuant to this paragraph 13 shall be made pursuant to the provisions of Sections 11.03, 11.05 and 11.07 of the Indenture.

(i)

Notwithstanding anything to the contrary in the foregoing clauses (a) though (h), the Company’s obligation to make a Change of Control Offer may, subject to Section 9.02 of the Indenture, be waived or modified with the written consent of the Holders of a majority in principal amount of the Securities.

14.

The Company may acquire Notes by means other than a redemption, whether by tender offer, open market purchases, negotiated transactions or otherwise, in accordance with applicable securities laws, so long as such acquisition does not otherwise violate the terms of the Indenture.

15.

Any provision contained herein with respect to the calculation of the rate of interest applicable to this Note, its payment dates or any other matter relating hereto may be modified as specified in an Addendum relating hereto. References herein to “this Note,” “hereof,” “herein,” “as specified above” or similar language of like import shall include any Addendums to this Note.

16.	As used herein, and unless otherwise specified in an Addendum attached hereto:

“Below Investment Grade Rating Event” means that at any time within 60 days (which period shall be extended so long as the rating of the Notes is under publicly announced consideration for possible downgrade by any of the Rating Agencies) from the date of the public notice of a Change of Control or of the Company’s intention or that of any Person to effect a Change of Control, the rating on the Notes is lowered, and the Notes are rated below an Investment Grade Rating, by (x) one Rating Agency if the Notes are rated by less than two Rating Agencies, (y) both Rating Agencies if the Notes are rated by two Rating Agencies or (z) at least a majority of such Rating Agencies if the Notes are rated by three or more Rating Agencies; provided, that a Below Investment Grade Rating Event otherwise arising by virtue of a particular reduction in rating shall not be deemed to have occurred in respect of a particular Change of Control (and thus shall not be deemed a Below Investment Grade Rating Event for purposes of the definition of Change of Control Repurchase Event hereunder) if the Rating Agencies making the reduction in rating to which this definition would otherwise apply do not announce or publicly confirm or inform the Trustee in writing at its request that the reduction in the rating of the Notes was the result, in whole or in part, of any event or circumstance comprised of or arising as a result of, or in respect of, the applicable Change of Control (whether or not the applicable Change of Control shall have occurred at the time of the Below Investment Grade Rating Event);

“Business Day” means:

•

if the Specified Currency is U.S. dollars: any day other than a Saturday or Sunday, that is neither a legal holiday nor a day on which commercial banks are authorized or required by law, regulation or executive order to close in The City of New York (a “New York Business Day”);

•

if the Specified Currency is other than U.S. dollars and euros: a day that is both (x) a day other than a day on which commercial banks are authorized or required by law, regulation or executive order to close in the Principal Financial Center (as defined below) of the country issuing the Specified Currency (as indicated on the face of this Note) and (y) a New York Business Day; and

•

if the Specified Currency is euros: a day that is both (x) a day on which the Trans-European Automated Real-Time Gross Settlement Express Transfer (TARGET2) System or any successor thereto is open and (y) a New York Business Day;

“Change of Control” means, the occurrence of any one of the following:

•

a “person” or “group” within the meaning of Section 13(d) of the Exchange Act other than the Company, a direct or indirect Subsidiary, or any employee or executive benefit plan of the Company and/or its Subsidiaries, has become the “beneficial owner,” as defined in Rule 13d-3 under the Exchange Act, of the Company’s Common Stock representing more than 50% of the total voting power of all Common Stock of the Company then outstanding and constituting Voting Stock;

•

the consummation of (i) any consolidation or merger of the Company pursuant to which the Company’s Common Stock will be converted into the right to obtain cash, securities of a Person other than the Company, or other property; or (ii) any sale, lease or other transfer in one transaction or a series of related transactions of all or substantially all of the consolidated assets of the Company and its Subsidiaries, taken as a whole, to any other Person other than a direct or indirect Subsidiary of the Company; provided, that Aircraft Asset leasing in the ordinary course of business of the Company or any of its Subsidiaries shall not be considered the leasing of “all or substantially all” of the Company’s consolidated assets; provided, further, however, that a transaction described in clause (i) or (ii) in which the holders of the Company’s Common Stock immediately prior to such transaction own or hold, directly or indirectly, more than 50% of the voting power of all Common Stock of the continuing or surviving corporation or the transferee, or the parent thereof, outstanding immediately after such transaction and constituting Voting Stock shall not constitute a Change of Control; or

•	the adoption of a plan relating to the Company’s liquidation or dissolution;

“Change of Control Repurchase Event” means the occurrence of both a Change of Control and a Below Investment Grade Rating Event;

“Common Stock” shall mean and include any class of capital stock of any corporation now or hereafter authorized, the right of which to share in distributions of either earnings or assets of such corporation is without limit as to any amount or percentage;

“DTC” means The Depository Trust Company;

“Investment Grade Rating” means a rating equal to or higher than BBB- by S&P, or the equivalent of any other Rating Agency, as applicable, or in each case the equivalent under any successor category of such Rating Agency;

“Principal Financial Center” means: the capital city of the country issuing the Specified Currency, except that with respect to U.S. dollars, Australian dollars, Canadian dollars, euro, New Zealand dollars, South African rand and Swiss francs, the Principal Financial Center will be The City of New York, Sydney, Toronto, London, Wellington, Johannesburg and Zurich, respectively;

“Rating Agency” means S&P and any additional rating agency that provides a rating with respect to the Notes and is a “nationally recognized statistical rating organization” as defined in Section 3(a)(62) of the Exchange Act (“NRSRO”); provided, that if any such Rating Agency ceases to provide rating services to issuers or investors, the Company may appoint a replacement for such Rating Agency that is a NRSRO;

“S&P” means Standard & Poor’s Ratings Services or any successor to its rating agency business;

“Specified Currency” means the currency specified on the face of this Note, in which this particular Note is denominated or payable (or, if the currency is no longer legal tender for the payment of public and private debts, any other currency of the relevant country or entity which is then legal tender for the payment of such debts); and

“Voting Stock” means Capital Stock of any class or classes, the holders of which are ordinarily, in the absence of contingencies, entitled to elect the corporate directors (or Persons performing similar functions).

17.

The Notes are issuable only in registered form without coupons in denominations equal to the Minimum Denomination specified on the face of this Note and higher integral multiples of the Minimum Incremental Denomination specified on the face of this Note (unless otherwise specified in an Addendum attached hereto). The Company will specify the minimum denominations for Notes denominated in a foreign currency in an Addendum attached hereto. As provided in the Indenture and subject to certain limitations therein set forth, the Notes are exchangeable for a like aggregate principal amount of Notes of any authorized denomination, as requested by the Holder surrendering the same.

18.

No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

19.

Prior to due presentment of this Note for registration of transfer, the Company, the Trustee and any agent thereof may treat the Person in whose name this Note is registered as the owner hereof for all purposes, whether or not this Note be overdue, and none of the Company, the Trustee or any such agent shall be affected by notice to the contrary.

20.	All terms used in this Note that are not defined herein and are defined in the Indenture shall have the meanings assigned to them in the Indenture.

21.	The Indenture and this Note are governed by and construed in accordance with the laws of the State of New York.

22.	The provisions of this Note (including any Addendum attached hereto) shall supersede any conflicting provisions in the Indenture with respect to the Notes.

ASSIGNMENT

FOR VALUE RECEIVED, the undersigned assigns and transfers this Note to:

(Insert assignee’s social security or tax identification number)

(Insert address and zip code of assignee)

and irrevocably appoints                                                      as agent to transfer this Note on the Security Register. The agent may substitute another to act for him or her.

Dated:	Signature:

Signature Guarantee:

(Sign exactly as your name appears on the other side of this Note)

Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Security Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Security Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

OPTION OF HOLDER TO ELECT PURCHASE

If you want to elect to have this Note purchased by the Company pursuant to a Change of Control Repurchase Event as described in paragraph 13 of this Note, check the box below:

[    ] Elect to have Notes repurchased pursuant to a Change of Control Repurchase Event

If you want to elect to have only part of this Note purchased by the Company pursuant to paragraph 13 of this Note, state the amount you elect to have purchased:

$  (If less than the entire principal amount of this Note is to be repaid, specify the portion hereof (which shall be integral multiples of the Minimum Incremental Denomination) which the Holder elects to have repaid and specify the denomination or denominations (which shall be equal to at least the Minimum Denomination or higher integral multiples of the Minimum Incremental Denomination in excess thereof) of the Notes to be issued to the Holder for the portion of this Note not being repaid (in the absence of any such specification, one such Note will be issued for the portion not being repaid).

Date:
Your Signature:
(Sign exactly as your name appears on the face of this Note)

Tax Identification No.:

Signature Guarantee*:

*	Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

ADDENDUM

Amendment to Section 1.01 of the Indenture: The following term shall be added to the definitions in Section 1.01 of the Indenture in the right alphabetical order:

“Future Supplemental Indenture” means a future supplemental indenture to the Indenture.

Amendment to Section 9.02 of the Indenture: Except as may be provided in a Future Supplemental Indenture, for the benefit of the Holders of the Notes or of the Securities but no other series of securities issued under the Indenture, whether now or hereafter issued and Outstanding, Section 9.02 of the Indenture is hereby amended with respect to the Notes by the following:

(f)	replacing the period at the end of clause (c) thereof with “, or”; and

(g)

adding a new clause (d) after the end of clause (c) thereof, as follows: “(d) reduce the premium payable upon the redemption or repurchase of any Note, if applicable, or change the time at which any Note may be redeemed or repurchased, if applicable, as described in the Notes, whether through an amendment or waiver of provisions in the covenants, definitions or otherwise (except amendments to the definition of “Change of Control” or “Below Investment Grade Rating Event”).”

Amendment to Section 11.03 of the Indenture: Section 11.03 of the Indenture is hereby amended with respect to the Notes by replacing the words “by pro rata or by lot or such method as the Trustee shall deem fair and appropriate and” with the words “by lot.”

Amendment to Section 13.03 of the Indenture: The covenants provided pursuant to Section 3.01(r), 9.01(b) and 9.01(g) of the Indenture for purposes of Section 13.03(a) of the Indenture are the covenants in paragraph 13 of this Note and Section 5.15, Section 7.04. Section 8.01, Section 10.05 and Section 10.06 of the Indenture.

[Optional Redemption:

This Note is redeemable at the Company’s option as described below:

(1)

[If a make-whole redemption is applicable:] At any time prior to [the Optional Redemption Date or Stated Maturity] specified on the face of this Note, the Company may redeem the Notes at its option, in whole or in part, upon notice pursuant to [Section 11.04 of the Indenture or such other notice specified in this Addendum], at a Redemption Price equal to 100% of the aggregate principal amount of the Notes plus the Applicable Premium, plus accrued and unpaid interest, if any, to the Redemption Date.

(2)

[If a par call feature is applicable:] On or after the Optional Redemption Date specified on the face of this Note, the Company may redeem the Notes at its option, in whole or in part, at a Redemption Price equal to 100% of the aggregate principal amount thereof plus accrued and unpaid interest, if any, to the Redemption Date.

(3)

Promptly after the determination thereof, the Company shall give the Trustee written notice of the Redemption Price provided for in this Addendum, and the Trustee shall not be responsible for such calculation. If a Note is redeemed on or after a Regular Record Date but on or prior to the related Interest Payment Date, any accrued and unpaid interest to the Redemption Date shall be paid on the Redemption Date to the Person in whose name a Note is registered at the close of business on such Regular Record Date. Unless the Company defaults in payment of the Redemption Price, from and after the Redemption Date, interest will cease to accrue on the Notes or portions thereof called for redemption.

(4)	Except pursuant to this Addendum, the Notes shall not be redeemable at the Company’s option prior to the Stated Maturity.

(5)	Any redemption pursuant to this Addendum shall be made pursuant to the provisions of Sections 11.01 through 11.07 of the Indenture.

(6)

Any redemption notice may, at the Company’s discretion, be subject to one or more conditions precedent, including completion of a corporate transaction. In such event, the related notice of redemption shall describe each such condition and, if applicable, shall state that, at the Company’s discretion, the Redemption Date may be delayed until such time as any or all such conditions shall be satisfied or waived (provided that in no event shall such Redemption Date be delayed to a date later than 60 days after the date on which such notice was given), or such redemption may not occur and such notice may be rescinded in the event that any or all such conditions shall not have been satisfied or waived by the Redemption Date, or by the Redemption Date as so delayed.

As used in this Addendum:

“Applicable Premium” means, with respect to a Note on any Redemption Date, the excess, if any, of (x) the present value as of such Redemption Date of (i) 100% of the principal amount of such Note plus (ii) all required interest payments due on such Note through [if a par call feature is applicable—the Optional Redemption Date][if this Note is not subject to a par call feature—the Stated Maturity], assuming such Note matured on such date (excluding accrued but unpaid interest to the Redemption Date), computed using a discount rate equal to the Applicable Treasury Rate as of such Redemption Date plus the basis points as specified on the face of this Note, over (y) the then outstanding principal of such Note; and

“Applicable Treasury Rate” means as of any Redemption Date, the yield to stated maturity at the time of computation of United States Treasury securities with a constant maturity (as compiled and published in the most recent statistical release designated as “H.15” under the caption “Treasury constant maturities” or any successor publication which is published at least weekly by the Board of Governors of the Federal Reserve System (or companion online data resource published by the Board of Governors of the Federal Reserve System) and which establishes yields on actively traded United States Treasury securities adjusted to constant maturity that has become publicly available at least two Business Days prior to the Redemption Date (or, if such statistical release is no longer published, any publicly available source or similar market data)) most nearly equal to the period from the Redemption Date to [if a par call feature is applicable—the Optional Redemption Date][if this Note is not subject to a par call feature—the Stated Maturity]; provided, however, that if the period from the Redemption Date to [If a par call feature is applicable—the Optional Redemption Date][If this Note is not subject to a par call feature—the Stated Maturity] is not equal to the constant maturity of a United States Treasury security for which a weekly average yield is given, the Applicable Treasury Rate shall be obtained by linear interpolation (calculated to the nearest one-twelfth of a year) from the weekly average yields of United States Treasury securities for which such yields are given, except that if the period from the Redemption Date to [If a par call feature is applicable—the Optional Redemption Date][If this Note is not subject to a par call feature—the Stated Maturity] is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year will be used.]

Exhibit B

[FORM OF FLOATING RATE GLOBAL MEDIUM-TERM, SERIES A]

(ATTACHED)

[Form of Floating Rate Global Medium-Term Note, Series A]

THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE THEREOF. THIS SECURITY MAY NOT BE EXCHANGED IN WHOLE OR IN PART FOR A SECURITY REGISTERED, AND NO TRANSFER OF THIS SECURITY IN WHOLE OR IN PART MAY BE REGISTERED, IN THE NAME OF ANY PERSON OTHER THAN SUCH DEPOSITARY OR A NOMINEE THEREOF, EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO AIR LEASE CORPORATION OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

AIR LEASE CORPORATION

**************************

GLOBAL MEDIUM-TERM NOTE, SERIES A

(Floating Rate)

CUSIP: [•]

ISIN: [•]

No. [•]
PRINCIPAL OR FACE AMOUNT:	$[•]

*** [    ] CHECK IF A PRINCIPAL INDEXED NOTE ***

If this is a Principal Indexed Note, references herein to “principal” shall be deemed to be the face amount hereof, except that the amount payable upon Maturity of this Note shall be determined in accordance with the formula or formulas set forth below or in an attached Addendum hereto.

Issue Date:

Stated Maturity:

Initial Interest Rate: %

Interest Payment Dates:

Regular Record Date:

Calculation Agent:

Interest Calculation:

[ ] Regular Floating Rate Note

[ ] Other Floating Rate Note

(See attached Addendum)

Interest Rate Basis:

[ ] CMS Rate

[ ] CMT Rate

[ ] Commercial Paper Rate

[ ] Eleventh District Cost of Funds Rate

[ ] Federal Funds Rate

[ ] Federal Funds OIS Compound Rate

[ ] LIBOR

[ ] Prime Rate

[ ] Treasury Rate

[ ] Other (see attached Addendum)

If CMS:

Designated CMS Maturity Index:

If CMT:

Designated CMT Maturity Index:

Designated CMT Reuters Page:

[ ] FRBCMT

[ ] FEDCMT

If LIBOR:

Designated LIBOR Page:

Index Currency:

If LIBOR or Treasury Rate:

Index Maturity:

Floating Rate Spread (+/-):

Spread Multiplier:

Maximum Interest Rate:

Minimum Interest Rate:

First Interest Reset Date:

Interest Reset Dates:

Interest Rate Reset Period:

Interest Rate Reset Cutoff Date:

Interest Determination Date:

Day Count Convention: Actual/360 unless another convention is checked below.

[ ] 30/360

[ ] Actual/Actual

Business Day Convention:

[ ] Following

[ ] Modified Following

Optional Redemption: [ ] Yes [ ] No

Optional Redemption Date(s) (including any applicable regular or special record date):

Optional Redemption Price(s):

[See Addendum for optional redemption provisions]

Repayment at Option of Holder: [ ] Yes [ ] No

Repayment Date(s):

Repayment Price:

Change of Control Put: [ ] Yes [ ] No

Original Issue Discount:

Total Amount of Original Issue Discount:

Yield to Maturity:

Initial Accrual Period:

Specified Currency: [U.S. dollars]

Minimum Denomination/Minimum Incremental Denomination: [$2,000/$1,000]

If an Add On Security, check [ ], and specify:

Initial Interest Accrual Date:

Addendum Attached:

[X] Yes

[ ] No

Other Provisions: [•]

AIR LEASE CORPORATION, a corporation duly organized and existing under the laws of the State of Delaware (herein called the “Company,” which term includes any successor Person under the Indenture hereinafter referred to), for value received, hereby promises to pay to CEDE & CO., the registered Holder hereof, the Principal or Face Amount (as specified above) or, if this is a Principal Indexed Note, the principal amount as determined in accordance with the terms set forth under “Other Provisions” above and/or in an Addendum attached hereto, on the Stated Maturity specified above (except to the extent redeemed or repaid prior to the Stated Maturity), and to pay interest on the Principal or Face Amount hereof as set forth above, at a rate per annum equal to the Initial Interest Rate specified above until the First Interest Reset Date specified above and thereafter at a rate per annum determined in accordance with the provisions hereof and any Addendum relating hereto depending upon the Interest Rate Basis or Bases, if any, and such other terms specified above, until the principal hereof is paid or duly made available for payment; provided, that any principal, and any such installment of interest, that is overdue shall bear interest at the interest rate in effect (to the extent that the payment of such interest shall be legally enforceable), from the dates such amounts are due until they are paid or made available for payment, and such interest shall be payable on demand.

Payment of the principal of and interest on this Note will be made at the office or agency of the Company maintained for that purpose in The City of New York, New York (or, if the Company does not maintain such office or agency, at the corporate trust office of the Trustee in The City of New York or if the Trustee does not maintain an office in The City of New York, at the office of a Paying Agent in The City of New York); provided, however, that payment of principal and interest on Global Securities shall be made by wire transfer in accordance with the procedures of the Depositary.

Interest on this Note will accrue from and including the Issue Date specified above, at the rates determined from time to time as specified herein, until the principal hereof has been paid or made available for payment. The Company will pay interest on each Interest Payment Date specified above, commencing on the first Interest Payment Date following the Issue Date, and on the Stated Maturity or any Redemption Date (if specified as redeemable above) or any Repayment Date or Change of Control Payment Date (each, if specified as repayable above) (the date of each such Stated Maturity, Redemption Date, Repayment Date and Change of Control Payment Date and the date on which principal or an installment of principal is due and payable by declaration of acceleration or otherwise pursuant to the Indenture being referred to hereinafter as a “Maturity” with respect to principal payable on such date); provided, however, that if the Issue Date is between a Regular Record Date (as defined below) and the next succeeding Interest Payment Date, interest payments will commence on the second Interest Payment Date following the Issue Date; and provided, further, unless otherwise specified in an Addendum attached hereto, that if “Following” is specified above under Business Day Convention, if an Interest Payment Date (other than an Interest Payment Date at Maturity) would fall on a day that is not a Business Day (this and certain other capitalized terms used herein are defined on the reverse of the Note), such Interest Payment Date will be the following day that is a Business Day (the “Following Business Day Convention”), and if “Modified Following” is specified above under

Business Day Convention, if an Interest Payment Date (other than an Interest Payment Date at Maturity) would fall on a day that is not a Business Day, such Interest Payment Date will be the following day that is a Business Day unless such next Business Day falls in the next calendar month, in which case such Interest Payment Date will be the next preceding day that is a Business Day (the “Modified Following Business Day Convention”). If any payment is made on a Business Day following the applicable Interest Payment Date (other than an Interest Payment Date at Maturity) pursuant to the preceding sentence, no interest on such payment will accrue on the amount payable for the period from and after such Interest Payment Date to the Business Day on which such payment is made.

If Maturity falls on a day which is not a Business Day, the payment due on such Maturity will be paid on the next succeeding Business Day with the same force and effect as if made on such Maturity and no interest will accrue with respect to such payment for the period from and after such Maturity to the date of that payment on the next succeeding Business Day. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in the Indenture, be paid to the Person in whose name this Note (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such Interest Payment Date. Any such interest so payable but not so punctually paid or duly provided for on any Interest Payment Date (herein called “Defaulted Interest”) will forthwith cease to be payable to the Holder on such Regular Record Date and at the Company’s election, may either be paid to the Person in whose name this Note (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof to be given to Holders of Notes not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Notes may be listed, and upon such notice as may be required by such exchange, all as more fully provided in the Indenture.

Unless otherwise specified under Specified Currency above and/or in an Addendum attached hereto, this Note will be denominated in U.S. dollars and payments of principal, premium and interest, if any, on this Note will be made in U.S. dollars or in such coin or currency of the United States as at the time of payment is legal tender for payments of public and private debts. If this Note is denominated in a Foreign Currency or if the principal, premium or interest, if any, on this Note is payable in or by reference to a Foreign Currency or in amounts determined by reference to one or more currencies other than that in which this Note is denominated, any other applicable provisions will be included in an Addendum attached hereto. However, unless otherwise specified in an Addendum attached hereto, if any payment in respect of this Note is required to be made in a Foreign Currency, and a Conversion Event occurs in respect of such Foreign Currency, then all payments in respect of this Note will be made in U.S. dollars until such currency is again available to the Company or so used. The amounts payable on any date in such currency will be converted into U.S. dollars on the basis of the most recently available market exchange rate for such currency or as otherwise indicated in an Addendum attached hereto. Any payment so made in U.S. dollars will not constitute an Event of Default under the Indenture.

Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature of one or more authorized signatories, this Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.

Dated: [•]	AIR LEASE CORPORATION

By:	[•]
Name:
Title:

TRUSTEE’S CERTIFICATE OF AUTHENTICATION This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

DEUTSCHE BANK TRUST COMPANY AMERICAS, as Trustee

By:	[•]
Authorized Signatory

By:	[•]
Authorized Signatory

[Signature Page to Floating Rate Global Note]

[FORM OF REVERSE OF NOTE]

1.

This Note (herein called this “Note” and, together with all such notes having Equivalent Terms, the “Notes”) is one of a duly authorized series of securities of the Company designated as its Medium-Term Notes, Series A (the “Securities”), issued under an Indenture, dated as of November 20, 2018 (herein called the “Indenture”, as may be amended or supplemented from time to time), among the Company, as issuer, and Deutsche Bank Trust Company Americas, as Trustee (herein called the “Trustee,” which term includes any successor trustee with respect to the Securities under the Indenture, and, unless otherwise specified in an Addendum attached hereto, as registrar for the Notes), and reference is hereby made to the Indenture for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Securities, and of the terms upon which the Securities are, and are to be, authenticated and delivered.

2.	This Note is not subject to any sinking fund and will not be redeemable or subject to repayment at the option of the Holder prior to the Stated Maturity, except as provided below.

3.	This Note is a senior unsecured obligation of the Company and ranks equally with the other unsecured and unsubordinated indebtedness of the Company.

4.	The interest rate borne by this Note will be determined as follows:

(a)

If this Note is designated as a Regular Floating Rate Note, then, except as described below, this Note will bear interest at the rate determined by reference to the applicable Interest Rate Basis or Bases designated on the face of this Note (i) plus or minus the applicable Floating Rate Spread, if any, and/or (ii) multiplied by the applicable Spread Multiplier, if any, specified and applied in the manner described on the face of this Note. The interest rate in effect for the period from the Issue Date to the First Interest Reset Date will be the Initial Interest Rate. Commencing on the First Interest Reset Date, the rate at which interest on this Note is payable will be reset as of each Interest Reset Date specified on the face of this Note.

(b)

Notwithstanding the foregoing, if this Note is designated on the face of this Note as having an Addendum attached, the Note will bear interest in accordance with the terms described in such Addendum. If interest on this Note is to be calculated in accordance with the terms of an attached Addendum, unless otherwise specified in such Addendum, the interest rate in effect for the period from the Issue Date to the First Interest Reset Date will be the Initial Interest Rate and commencing on the First Interest Reset Date, the rate at which interest on this Note is payable will be reset as of each Interest Reset Date specified on the face of this Note.

5.

Unless otherwise specified on the face of this Note and/or in an Addendum attached hereto, the “Interest Reset Date” for this Note, if applicable, will be as follows: if the interest rate resets daily, each Business Day; if the interest rate resets weekly, the Wednesday of each week, except if the Interest Rate Basis for this Note is the Treasury Rate the interest rate will reset on the Tuesday of each week; if the interest rate resets monthly, the third Wednesday of each month, except if the Interest Rate Basis for this Note is the Eleventh District Cost of Funds Rate the interest rate will reset on the first calendar day of the month; if the interest rate resets quarterly, the third Wednesday of March, June, September and December of each year; if the interest rate resets semiannually, the third Wednesday of the two months specified on the face of this Note; and if the interest rate resets annually, the third Wednesday of the month specified on the face of this Note.

6.

Unless otherwise specified in an Addendum attached hereto, if “Following” is specified on the face of this Note under Business Day Convention, if any Interest Reset Date (which term includes the First Interest Reset Date unless the context otherwise requires) would otherwise be a day that is not a Business Day, such Interest Reset Date will follow the Following Business Day Convention, and if “Modified Following” is

specified on the face of this Note under Business Day Convention, if any Interest Reset Date (which term includes the First Interest Reset Date unless the context otherwise requires) would otherwise be a day that is not a Business Day, such Interest Reset Date will follow the Modified Following Business Day Convention.

7.

Except as provided on the face of this Note, in an Addendum attached hereto or after giving effect to an Interest Rate Reset Cutoff Date as provided below, the interest rate in effect on each day will be (a) if such day is an Interest Reset Date, the interest rate determined on the related Interest Determination Date (as defined below) immediately preceding such Interest Reset Date or (b) if such day is not an Interest Reset Date, the interest rate determined on the related Interest Determination Date immediately preceding the most recent Interest Reset Date.

8.

Unless otherwise specified in an Addendum attached hereto, if an “Interest Rate Reset Cutoff Date” is specified on the face hereof, beginning on the Interest Rate Reset Cutoff Date, the interest rate for this Note on each day from and including the Interest Rate Reset Cutoff Date to but excluding the next Interest Payment Date will be determined based on the Interest Rate Basis in effect on the Interest Rate Reset Cutoff Date.

9.

Notwithstanding the foregoing, the interest rate hereon will not be greater than the Maximum Interest Rate, if any, or less than the Minimum Interest Rate, if any, specified on the face hereof. The Calculation Agent shall calculate the interest rate hereon in accordance with the foregoing on or before each Calculation Date. The interest rate on this Note will in no event be higher than the maximum rate permitted by New York law, as the same may be modified by United States laws of general application.

10.

Interest payments on this Note on any Interest Payment Date will equal the amount of interest accrued from and including the immediately preceding Interest Payment Date in respect of which interest has been paid (or from and including the Issue Date, if no interest has been paid), to but excluding the related Interest Payment Date; provided, however, that the interest payments on Maturity will include interest accrued to but excluding the date of Maturity.

11.

Unless otherwise specified in an Addendum attached hereto, this Note will accrue interest on an “Actual/360” basis, an “Actual/Actual” basis, or a “30/360” basis, as specified on the face hereof, in each case, from the period from the Issue Date to the date of Maturity. If no Day Count Convention is specified on the face hereof or in an Addendum attached hereto, interest on this Note will be paid on an “Actual/360” basis. If this Note is calculated on an Actual/360 basis or an Actual/Actual basis, accrued interest for each Interest Calculation Period, as defined below, will be calculated by multiplying:

•	the face amount of this Note;

•	the applicable interest rate; and

•	the actual number of days in the related Interest Calculation Period and dividing the resulting product by 360 or 365, as applicable; or with respect to an Actual/Actual basis Note, if any portion of the related Interest Calculation Period falls in a leap year, the product of (i) the face amount of this Note and (ii) the applicable interest rate will be multiplied by the sum of:

•	the actual number of days in that portion of the related Interest Calculation Period falling in a leap year divided by 366, and

•	the actual number of days in that portion of the related Interest Calculation Period falling in a non-leap year divided by 365.

12.

If this Note is calculated on a 30/360 basis, accrued interest for an Interest Calculation Period will be computed on the basis of a 360-day year of twelve 30-day months, irrespective of how many days are actually in such Interest Calculation Period. Unless otherwise specified on the face of this Note and/or in an Addendum attached hereto, if this Note accrues interest on a 30/360 basis, if any Interest Payment Date or Maturity falls on a day that is not a Business Day, the related payment of principal or interest will be made on the next succeeding Business Day as if made on the date such payment was due, and no interest will accrue on the amount payable for the period from and after such Interest Payment Date or Maturity, as the case may be.

13.

Unless otherwise specified on the face of this Note and/or in an Addendum attached hereto, interest with respect to Notes for which the interest rate is calculated with reference to two or more Interest Rate Bases will be calculated in the same manner as if only one of the applicable Interest Rate Bases applied.

14.

Unless otherwise specified on the face of this Note and/or in an Addendum attached hereto, the “Interest Determination Date” with respect to the CMS Rate, the CMT Rate, the Commercial Paper Rate and the Prime Rate will be the second Business Day preceding each Interest Reset Date; the “Interest Determination Date” for the Federal Funds Rate will be the date specified above which shall be the same day as the Interest Reset Date or the first Business Day preceding each Interest Reset Date; the “Interest Determination Date” with respect to the Federal Funds OIS Compound Rate will be the same day as each Interest Reset Date; the “Interest Determination Date” with respect to the Eleventh District Cost of Funds Rate will be the last Business Day of the month immediately preceding each Interest Reset Date on which the Federal Home Loan Bank of San Francisco publishes the Index (as defined below); the “Interest Determination Date” with respect to LIBOR will be the second London Banking Day (as defined below) preceding each Interest Reset Date, unless the Index Currency specified on the face of this Note is the British pound sterling, in which case, the Interest Determination Date will be the applicable Interest Reset Date; the “Interest Determination Date” with respect to the Treasury Rate will be the day in the week in which the related Interest Reset Date falls on which day Treasury Bills (as defined below) having the Index Maturity specified on the face of this Note are normally auctioned; provided, however, that if an auction is not held on Monday or Tuesday of the week in which the Interest Reset Date falls and an auction is held on the Friday of the week preceding the related Interest Reset Date, the related Interest Determination Date will be such preceding Friday and provided, further, that if an auction falls on any Interest Reset Date, then the related Interest Reset Date will instead be the first Business Day following the auction. If the interest rate of this Note is determined with reference to two or more Interest Rate Bases, the Interest Determination Date pertaining to this Note will be the most recent Business Day which is at least two Business Days prior to such Interest Reset Date on which each Interest Rate Basis is determinable; and each Interest Rate Basis will be determined and compared on such date, and the applicable interest rate will take effect on the related Interest Reset Date.

15.

Unless otherwise specified on the face of this Note and/or in an Addendum attached hereto, all percentages resulting from any calculation of interest on this Note will be rounded to the nearest one hundred-thousandth of a percentage point, with five one-millionths of a percentage point rounded upwards (e.g., 9.876545% (or .09876545) would be rounded to 9.87655% (or .0987655)), and all dollar amounts used in or resulting from such calculation will be rounded to the nearest cent or, in the case of a foreign currency, to the nearest unit (with one-half cent or unit being rounded upward).

16.

Determination of CMS Rate. Unless otherwise specified in an Addendum attached hereto, if CMS Rate is designated as an Interest Rate Basis for this Note, the CMS Rate will be the rate on the applicable Interest Determination Date for U.S. dollar swaps having the Designated CMS Maturity Index specified on the face of this Note, expressed as a percentage, which appears on the Reuters Screen ICESWAP1 Page or any Successor Source as of 11:00 a.m., New York City time.

(a)

If the rate referred to in paragraph 16 is no longer published on the relevant page, or if not published by 3:00 p.m., New York City time, on the related Calculation Date, then the CMS Rate on the applicable Interest Determination Date will be a percentage determined on the basis of the mid-market semi-annual swap rate quotations provided by five leading swap dealers (which may include one or more of the Agents, the Calculation Agent or their respective affiliates) in the New York City interbank market selected by the Calculation Agent (after consultation with the Company) as of approximately 11:00 a.m., New York City time on the related Interest Determination Date. For this purpose, the semi-annual swap rate means the mean of the bid and offered rates for the semi-annual fixed leg, calculated on a 30/360 day count basis, of a fixed-for-floating U.S. Dollar interest rate swap transaction having the Designated CMS Maturity Index specified on the face hereof in an amount that is representative for a single transaction in that market at the time with an acknowledged dealer of good credit in the swap market, where the floating leg, calculated on an Actual/360 day count basis, is equivalent to USD-LIBOR-ICE with a designated stated maturity of three months. The Calculation Agent shall request the principal New York City office of each of the swap dealers to provide a quotation of this rate. If at least three quotations are provided, the rate will be the arithmetic mean of the quotations, eliminating the highest quotation (or, in the event of equality, one of the highest) and the lowest quotation (or, in the event of equality, one of the lowest). If fewer than three swap dealers selected by the Calculation Agent are quoting as referred to in the preceding sentence, the CMS Rate will be the rate in effect on the applicable Interest Determination Date.

(b)	“Designated CMS Maturity Index” means the original period to stated maturity of the CMS Rate specified in an Addendum attached hereto with respect to which the CMS Rate will be calculated.

(c)

“Successor Source” means, in relation to any display page, other published source, information vendor or provider: (i) the successor display page, other published source, information vendor or provider that has been officially designated by the sponsor of the original page or source; or (ii) if the sponsor has not officially designated a successor display page, other published source, information vendor or provider (as the case may be), the successor display page, other published source, information vendor or provider, if any, designated by the relevant information vendor or provider (if different from the sponsor).

17.

Determination of CMT Rate. Unless otherwise specified in an Addendum attached hereto, if CMT Rate is designated as an Interest Rate Basis for this Note, the CMT Rate on the applicable Interest Determination Date will be any of the following rates published by the Federal Reserve System Board of Governors as the yield is displayed for United States Treasury securities at “constant maturity” under the column for the Designated CMT Maturity Index, as defined below, for: the rate on that applicable Interest Determination Date, if the Designated CMT Reuters Page specified on the face of this Note is FRBCMT or any Successor Source; and the week or the month, as applicable, ended immediately preceding the week in which the related Interest Determination Date occurs, if the Designated CMT Reuters Page specified on the face of this Note is FEDCMT or any Successor Source.

(a)

If the rate referred to in paragraph 17 is no longer displayed on the relevant page, or if not published by 3:00 p.m., New York City time, on the related Calculation Date, then the CMT Rate will be the “Treasury constant maturities” rate for the Designated CMT Maturity Index or other U.S. Treasury rate for the Designated CMT Maturity Index on the applicable Interest Determination Date for the related Interest Reset Date as may then be published by either the Board of Governors of the Federal Reserve System or the United States Department of the Treasury that the Calculation Agent determines to be comparable to the rate formerly displayed on the Designated CMT Reuters Page and published on the website of the Federal Reserve System Board of Governors or in another recognized electronic source. If the information described in the preceding sentence is not so published by 3:00 p.m., New York City time, on the related Calculation Date, then the CMT Rate for the applicable Interest Determination Date will be calculated by the Calculation Agent as a yield to stated maturity, based on the arithmetic mean of the secondary market closing offer side prices as of approximately 3:30 p.m., New York City time, on the applicable Interest Determination Date, of three leading primary United States government securities dealers (which may include one or more of the Agents, the Calculation Agent or their respective affiliates) in New York City selected by the Calculation Agent (after consultation with the Company) (each, a “Reference Dealer”) from five such dealers and eliminating the highest quotation (or, in the event of equality, one of the highest) and the lowest quotation (or, in the event of equality, one of the lowest) for the most recently issued direct noncallable fixed rate obligations of the United States, which are commonly referred to as “Treasury notes,” with an original stated maturity equal to the Designated CMT Maturity Index specified in an Addendum attached hereto, a remaining term to stated maturity no more than one year shorter than the Designated CMT Maturity Index and in a principal amount that is representative for a single transaction in that market at that time. If two Treasury notes with an original stated maturity as described above have remaining terms to stated maturity equally close to the Designated CMT Maturity Index, the quotes for the Treasury note with the shorter remaining term to stated maturity will be used.

(b)

If the Calculation Agent cannot obtain three Treasury notes quotations as described in paragraph 17(a), the Calculation Agent will determine the CMT Rate to be a yield to stated maturity based on the arithmetic mean of the secondary market offer side prices as of approximately 3:30 p.m., New York City time, on the applicable Interest Determination Date of three Reference Dealers, selected using the same method described in paragraph 17(a), for Treasury notes with an original stated maturity equal to the number of years closest to but not less than the Designated CMT Maturity Index and a remaining term to stated maturity closest to the Designated CMT Maturity Index and in a principal amount that is representative for a single transaction in the securities in that market at that time. If fewer than five but more than two of the Reference Dealers are quoting as described in the preceding sentence, then the CMT Rate will be based on the arithmetic mean of the offer prices obtained and neither the highest nor the lowest of those quotes will be eliminated. If fewer than three Reference Dealers selected by the Calculation Agent are quoting as described in the preceding sentence, the CMT Rate for that applicable Interest Determination Date will remain the CMT Rate for the immediately preceding Interest Reset Period, or, if there was no Interest Reset Period, the rate of interest payable will be the Initial Interest Rate.

(c)

“Designated CMT Maturity Index” means the original period to stated maturity of the United States Treasury securities, either 1, 2, 3, 5, 7, 10, 20 or 30 years, specified on the face of this Note with respect to which the CMT Rate will be calculated. If no stated maturity is specified on the face of this Note, the Designated CMT Maturity Index will be two years.

(d)	“Designated CMT Reuters Page” means the Reuters Page specified in an Addendum attached hereto with respect to which the CMT Rate will be calculated.

18.

Determination of Commercial Paper Rate. Unless otherwise specified in an Addendum attached hereto, if the Commercial Paper Rate is designated as an Interest Rate Basis for this Note, the Commercial Paper Rate on the applicable Interest Determination Date will be the Money Market Yield (as defined below) on such date of the rate for commercial paper having the Index Maturity specified on the face of this Note as published in H.15 Daily Update under the heading “Commercial Paper—Nonfinancial.” If such rate referred to in the preceding sentence is not published in the H.15 Daily Update by 5:00 p.m., New York City time, on the related Calculation Date, then the Commercial Paper Rate for the Interest Determination Date will be calculated by the Calculation Agent as the Money Market Yield of the arithmetic mean of the offered rates at approximately 11:00 a.m., New York City time, as of the applicable Interest Determination Date of three leading dealers (which may include one or more of the Agents, the Calculation Agent or their respective affiliates) of United States dollar commercial paper in The City of New York, selected by the Calculation Agent (after consultation with the Company) for U.S. dollar commercial paper having the Index Maturity specified on the face of this Note placed for industrial issuers whose bond rating is “Aa,” or the equivalent, from a nationally recognized rating agency. If the dealers selected by the Calculation Agent are not quoting as mentioned in the preceding sentence, the Commercial Paper Rate determined on the applicable Interest Determination Date will be the rate in effect on such Interest Determination Date.

(a)

“H.15 Daily Update” means the daily statistical release designated as such published by the Federal Reserve System Board of Governors, or its successor, available through the website of the Board of Governors of the Federal Reserve System at http://www.federalreserve.gov/releases/h15, or any Successor Source.

(b)

“Money Market Yield” means, in respect of any security with a stated maturity of six months or less, the rate for which is quoted on a bank discount basis, a yield (expressed as a percentage) calculated in accordance with the following formula:

Money Market Yield =	D x 360	x 100

360-(D x M)

where “D” refers to the applicable per annum rate for commercial paper quoted on a bank discount basis and expressed as a decimal; and “M” refers to the actual number of days in the interest period for which interest is being calculated.

19.

Determination of Eleventh District Cost of Funds Rate. Unless otherwise specified in an Addendum attached hereto, if the Eleventh District Cost of Funds Rate is designated as an Interest Rate Basis for this Note, the Eleventh District Cost of Funds Rate on the applicable Interest Determination Date will be the rate equal to the monthly weighted average cost of funds set forth opposite the caption “11TH Dist COFI:” on the Reuters Screen COFI/ARMS Page or any Successor Source as of 11:00 a.m., San Francisco time, on such Interest Determination Date. If the rate referred to in the preceding sentence is no longer published on the relevant page, or if not published by 11:00 a.m., San Francisco time, on the related Calculation Date, the Eleventh District Cost of Funds Rate for such Interest Determination Date will be the monthly weighted average cost of funds paid by member institutions of the Eleventh Federal Home Loan Bank District that was most recently announced (the “Index”) by the Federal Home Loan Bank of San Francisco as the cost of funds for the calendar month immediately preceding the applicable Interest Determination Date. If the Federal Home Loan Bank of San Francisco fails to announce the Index as referred to in the preceding sentence on or before the related Calculation Date for the calendar month immediately preceding such applicable Interest Determination Date, then the Eleventh District Cost of Funds Rate for such Interest Determination Date will be the Eleventh District Cost of Funds Rate in effect on such Interest Determination Date.

20.

Determination of Federal Funds Rate. Unless otherwise specified in an Addendum attached hereto, if the Federal Funds Rate is designated as an Interest Rate Basis for this Note, the Federal Funds Rate on the applicable Interest Determination Date will be the rate set forth in H.15 Daily Update for that day opposite the caption “Federal funds (effective)” as such rate is displayed on the Reuters Screen FEDFUNDS1 Page or any Successor Source under the caption “EFFECT.” If such rate referred to in the preceding sentence is not so published by 5:00 p.m., New York City time, on the related Calculation Date, the Federal Funds Rate for the applicable Interest Determination Date will be calculated by the Calculation Agent as the arithmetic mean of the rates for the last transaction in overnight United States dollar federal funds arranged by three leading brokers (which may include one or more of the Agents, the Calculation Agent or their respective affiliates) of United States dollar federal funds transactions in The City of New York, selected by the Calculation Agent (after consultation with the Company) as of a time prior to 9:00 a.m., New York City time on the applicable Interest Determination Date. If the brokers selected as aforesaid by the Calculation Agent are not quoting as referred to in the preceding sentence, the Federal Funds Rate for such Interest Determination Date will be the Federal Funds Rate in effect on such Interest Determination Date.

21.

Determination of Federal Funds OIS Compound Rate. Unless otherwise specified in an Addendum attached hereto, if the Federal Funds OIS Compound Rate is designated as an Interest Rate Basis for this Note, the Federal Funds OIS Compound Rate on the applicable Interest Determination Date immediately following an Interest Reset Period will be the rate of return of a daily compound interest investment calculated in accordance with the formula set forth below:

where:

(a)

“d0” is the number of New York Banking Days in the relevant Interest Reset Period; “i” is a series of whole numbers from one to d0, each representing the relevant New York Banking Days in chronological order from, and including, the first New York Banking Day in the relevant Interest Reset Period;

(b)

“FEDFUNDi,” for any day “i” in the relevant Interest Reset Period, is a reference rate equal to the rate set forth in H.15 Daily Update in respect of that day opposite the caption “Federal funds (effective)” as such rate is displayed on the Reuters Screen FEDFUNDS1 Page or any Successor Source under the caption “EFFECT.” Provided, that (1) if such rate does not appear on Reuters Screen FEDFUNDS1 Page or any Successor Source or is not yet published in H.15 Daily Update by 5:00 p.m., New York City time, on the related day, FEDFUNDi for that day will be calculated by the Calculation Agent as the arithmetic mean of the rates for the last transaction in overnight U.S. dollar federal funds arranged by three leading brokers (which may include one or more of the Agents, the Calculation Agent or their respective affiliates) of U.S. dollar federal funds transactions in The City of New York, selected by the Calculation Agent (after consultation with the Company) as of a time before 9:00 a.m., New York City time on the applicable day; (2) if the brokers so selected by the Calculation Agent are not quoting as referred to in clause (1) above, FEDFUNDi for such day will be the rate displayed on the Reuters Screen FEDFUNDS1 Page or any Successor Source in respect of the first preceding New York Banking Day; and (3) if the rate is not displayed on the Reuters Screen FEDFUNDS1 Page or any Successor Source in respect of the first preceding New York Banking Day, then FEDFUNDi for such day will be the FEDFUNDi in effect on the applicable Interest Determination Date.

(c)	“ni” is the number of calendar days in the relevant Interest Reset Period on which the rate is FEDFUNDi; and

(d)	“d” is the number of calendar days in the relevant Interest Reset Period.

(e)	“New York Banking Day” means any day on which commercial banks are open for general business (including dealings in foreign exchange and foreign currency deposits) in New York, New York.

22.

Determination of LIBOR. Unless otherwise specified in an Addendum attached hereto, if LIBOR is designated as an Interest Rate Basis for this Note, LIBOR will be generally determined on the applicable Interest Determination Date by the Calculation Agent as the average of the offered rates for deposits in the Index Currency having the specified Index Maturity beginning on the second London Banking Day immediately after the Interest Determination Date (or, if pounds sterling is the Index Currency, beginning on such date or, if euro is the Index Currency, beginning on the second TARGET2 Settlement Day immediately after such date), that appear on the Designated LIBOR Page as of 11:00 a.m., London time, on that Interest Determination Date, if at least two such offered rates appear on the Designated LIBOR Page; provided, that if the specified Designated LIBOR Page by its terms provides only for a single rate, then the single rate will be used. If fewer than two offered rates appear on the Designated LIBOR Page, or, if no rate appears and the Designated LIBOR Page by its terms provides only for a single rate, LIBOR for that Interest Determination Date will be determined based on the rates on that Interest Determination Date at approximately 11:00 a.m., London time, at which deposits on that date in the Index Currency for the period of the specified Index Maturity are offered to prime banks in the London interbank market by four major banks (which may include one or more of the Agents, the Calculation Agent or their respective affiliates) in that market selected by the Calculation Agent (after consultation with the Company) and in a principal amount that is representative for a single transaction in the Index Currency in such market at such time. The offered rates must begin on the second London Business Day immediately after such Interest Determination Date (or if pounds sterling is the Index Currency, commencing on such Interest Determination Date or, if euro is the Index Currency, beginning on the second TARGET2 Settlement Day immediately after such date). The Calculation Agent shall request the principal London office of each of these banks to quote its rate. If the Calculation Agent receives at least two quotations, LIBOR will be the average of those quotations. If the Calculation Agent receives fewer than two quotations as referred to in the preceding sentence, LIBOR will be the arithmetic mean of the rates quoted at approximately 11:00 a.m. in the Principal Financial Center, on such Interest Determination Date by major banks (which may include one or more of the Agents, the Calculation Agent or their respective affiliates) in the Principal Financial Center selected by the Calculation Agent (after consultation with the Company). The rates will be for loans in the Index Currency to leading European banks having the specified Index Maturity beginning on the second London Business Day after such Interest Determination Date (or, if pounds sterling is the Index Currency, commencing on such Interest Determination Date or, if euro is the Index Currency, beginning on the second TARGET2 Settlement Day immediately after such Interest Determination Date) and in a principal amount that is representative for a single transaction in such Index Currency in such market at such time. If LIBOR is not determinable as described in this paragraph 22, LIBOR for the applicable Interest Determination Date will be equal to the interest rate in effect during the most recent Interest Reset Period for which LIBOR was determinable as described in this paragraph 22.

(a)

“Designated LIBOR Page” means the display page specified on the face hereof, or if no page is so specified or LIBOR Reuters is specified, the display on Reuters on page LIBOR01, or any Successor Source, for the purpose of displaying the London interbank rates of major banks for the applicable Index Currency.

(b)	“TARGET2 Settlement Day” means any day on which the Trans-European Automated Real-Time Gross Settlement Express Transfer (TARGET2) System or any successor thereto is open.

23.

Determination of Prime Rate. Unless otherwise specified in an Addendum attached hereto, if Prime Rate is designated as an Interest Rate Basis for this Note, the Prime Rate on the applicable Interest Determination Date shall be the rate on such Interest Determination Date set forth in H.15 Daily Update opposite the caption “Bank prime loan.” If such rate referred to in the preceding sentence is not so published by 5:00 p.m., New York City time, on the related Calculation Date, the Prime Rate for the applicable Interest Determination Date will be the rate calculated by the Calculation Agent as the arithmetic mean of the rates of interest publicly announced by each bank (which may include one or more of the Agents, the Calculation Agent or their respective affiliates) that appears on the Reuters Page US PRIME 1, as defined below, as that bank’s prime rate or base lending rate, as of 11:00 a.m., New York City time, for the applicable Interest Determination Date. If fewer than four rates appear on the Reuters Page US PRIME 1 by 5:00 p.m., New York City time, on the related Calculation Date, the Prime Rate for the applicable Interest Determination Date will be the rate calculated by the Calculation Agent as the arithmetic mean of the rates of interest publicly announced by three major banks (which may include one or more of the Agents, the Calculation Agent or their respective affiliates) in New York City, selected by the Calculation Agent (after consultation with the Company) as its U.S. dollar prime rate or base lending rate as in effect for that day. Each change in the prime rate or base lending rate so announced by such bank will be effective as of the effective date of the announcement or, if no effective date is specified, as of the date of the announcement. If the banks selected by the Calculation Agent are not quoting as described in the third sentence of this paragraph 23, the Prime Rate for the applicable Interest Determination Date will be the Prime Rate in effect on such Interest Determination Date.

(a)	“Reuters Page US PRIME 1” means the display designated as page “US PRIME 1” on Reuters, or any Successor Source, for the purpose of displaying prime rates or base lending rates of major U.S. banks.

24.

Determination of Treasury Rate. Unless otherwise specified in an Addendum attached hereto, if the Treasury Rate is designated as an Interest Rate Basis for this Note, the Treasury Rate on the applicable Interest Determination Date will be the rate from the auction held on the applicable Interest Determination Date (“Auction”) of direct obligations of the United States (“Treasury Bills”) having the Index Maturity specified on the face hereof which appears on either the Reuters Screen USAUCTION10 Page or any Successor Source or the Reuters Screen USAUCTION11 Page or any Successor Source opposite such Index Maturity under the heading “INVEST RATE.” If such rate described in the preceding sentence is not so published by 3:00 p.m., New York City time, on the related Calculation Date, the Treasury Rate for the applicable Interest Determination Date will be the Bond Equivalent Yield of the auction rate of the applicable Treasury Bills announced by the United States Department of the Treasury. If the rate described in the preceding sentence is not announced by the United States Department of the Treasury, or if the Auction is not held, the Treasury Rate for the applicable Interest Determination Date will be the Bond Equivalent Yield of the rate on such Interest Determination Date of Treasury Bills having the Index Maturity specified on the face of this Note set forth in H.15 Daily Update under the caption “U.S. government securities—Treasury bills (secondary market).” If the rate described in the preceding sentence is not so published by 3:00 p.m., New York City time, on the related Calculation Date, the Treasury Rate for the applicable Interest Determination Date will be the rate on the applicable Interest Determination Date of the applicable Treasury Bills as published in H.15 Daily Update under the caption “U.S. government securities—Treasury bills (secondary market).” If the rate described in the preceding sentence is not so published by 3:00 p.m., New York City time, on the related Calculation Date, the Treasury Rate for the applicable Interest Determination Date will be the rate on such Interest Determination Date calculated by the Calculation Agent as the Bond Equivalent Yield of the arithmetic mean of the secondary market bid rates, as of approximately 3:30 p.m., New York City time, on the applicable Interest Determination Date, of three primary United States government securities dealers (which may include one or more of the Agents, the Calculation Agent or their respective affiliates), selected by the Calculation Agent (after consultation with the Company) for the issue of Treasury Bills with a remaining stated maturity closest to the Index Maturity specified on the face of this Note. If the dealers selected as aforesaid by the Calculation Agent are not quoting as described in the preceding sentence, the Treasury Rate for the applicable Interest Determination Date will be the Treasury Rate in effect on such Interest Determination Date.

(a)

“Bond Equivalent Yield” means, in respect of any security with a stated maturity of six months or less, the rate for which is quoted on a bank discount basis, a yield (expressed as a percentage) calculated in accordance with the following formula:

Bond Equivalent Yield =	D x N x 100
360 – (D x M)

where “D” refers to the applicable per annum rate for Treasury Bills quoted on a bank discount basis and expressed as a decimal; “N” refers to 365 or 366, as the case may be; and “M” refers to the actual number of days in the interest period for which interest is being calculated.

25.

Notwithstanding anything to the contrary contained herein or in the Indenture, for purposes of determining the voting rights of a Holder of a Note for which the principal thereof is determined by reference to the price or prices of specified commodities or stocks, interest rate indices, interest rate swap or exchange rate swap indices, the exchange rate of one or more specified currencies relative to another currency or such other price, exchange rate or other financial index or indices as may be specified on the face of this Note and/or in an Addendum attached hereto (a “Principal Indexed Note”), the principal amount of any such Principal Indexed Note will be deemed to be equal to the face amount thereof upon issuance. The method for determining the amounts, if any, payable on Interest Payment Dates and at Maturity on a Principal Indexed Note will be specified in an attached Addendum.

26.

The Indenture contains provisions for defeasance at any time of (i) the entire indebtedness of, and all other obligations under, the Notes, subject to the survival of specified provisions of the Indenture, or (ii) certain restrictive covenants and Events of Default with respect to the Notes, in each case upon compliance with certain conditions set forth in the Indenture.

27.

If an Event of Default with respect to the Notes shall occur and be continuing, the principal of all the Notes may be declared, and in certain cases shall automatically become, due and payable in the manner and with the effect provided in the Indenture.

28.

The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities to be affected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of a majority in aggregate principal amount of the Securities at the time Outstanding. The Indenture also contains provisions permitting the Holders of specified percentages in aggregate principal amount of the Securities at the time Outstanding, on behalf of the Holders of all the Securities, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Note shall be conclusive and binding upon such Holder and upon all future Holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Note.

29.

Notwithstanding any other provision in the Indenture, this Note or the Addendum attached hereto, the Holder of this Note has the right, which is absolute and unconditional, to receive payment of the principal of, premium, if any, and interest, if any, on, and any Additional Amounts, if any, with respect to, this Note on the respective due dates expressed in this Note (including the Redemption Date, Repayment Date and the Change of Control Payment Date, as applicable) and to institute suit for the enforcement of any such payment, and such rights will not be impaired without the consent of such Holder.

30.

As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Note is registrable in the Security Register, upon surrender of this Note for registration of transfer at the office or agency of the Company in any place where the principal of, any premium and interest on or any Additional Amounts with respect to this Note are payable, (if so required by the Company or the Trustee) duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Holder hereof or the Holder’s attorney duly authorized in writing, and thereupon one or more new Notes, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

31.

At the request of the Holder of this Note or Trustee, the Calculation Agent shall provide to the Holder or the Trustee, as applicable, the interest rate hereon then in effect and, if determined, the interest rate which will become effective as of the next Interest Reset Date.

32.

The Company may reopen this issue of Notes by issuing additional Securities with the same terms as this issue of Notes, except that the additional Securities shall bear interest from and including the last date to which interest has been paid on this issue of Notes or from and including the Issue Date specified on the face of this Note, if no interest has been paid. Any additional Securities so issued will be considered for all purposes part of the same issue of Notes.

33.

Unless otherwise specified in an Addendum attached hereto, if this Note is an Add On Security, notwithstanding anything to the contrary in this Note, interest on this Note shall accrue from and including the Initial Interest Accrual Date specified on the face of this Note; and for purposes of all interest calculations, references to Issue Date in this Note shall be replaced with a reference to the Initial Interest Accrual Date specified on the face of this Note. If this Note is an Add On Security, this Note shall be considered for all purposes part of the same issue of Notes that has been reopened.

34.

Unless otherwise indicated on the face of this Note and/or in an Addendum attached hereto, Holders may elect to have their Notes repurchased upon a Change of Control Repurchase Event as described below.

(a)

If a Change of Control Repurchase Event occurs, unless the Company has exercised its right, if any, to redeem all of the Notes pursuant to the terms of this Note, the Company will make an offer to purchase all the Notes (the “Change of Control Offer”) at a purchase price in cash equal to 101% of the principal amount of the Notes plus accrued and unpaid interest, if any, to the date of purchase (the “Change of Control Payment”). Within 30 days following the date upon which the Change of Control Repurchase Event occurred, or at the Company’s option, prior to any Change of Control but after the public announcement of the pending Change of Control, unless the Company has exercised its right, if any, to redeem all of the Notes pursuant to the terms of this Note, the Company will mail a notice of such Change of Control Offer to each Holder or otherwise give notice, which will govern the terms of the Change of Control Offer, in accordance with the applicable procedures of DTC, with a copy to the Trustee, stating:

(i)

that a Change of Control Offer is being made pursuant to this paragraph 34 of this Note and that all Notes validly tendered pursuant to such Change of Control Offer will be accepted for purchase by the Company at a purchase price in cash equal to 101% of the principal amount of such Notes plus accrued and unpaid interest, if any, to the date of purchase;

(ii)

the purchase date (which shall be no earlier than 30 days nor later than 60 days from the date such notice is mailed or given, other than as may be required by law) (the “Change of Control Payment Date”);

(iii)

if sent or given prior to the date of consummation of the Change of Control, that the Change of Control Offer is conditioned on the Change of Control being consummated on or prior to the Change of Control Payment Date; provided, that if a Change of Control is consummated after a proposed Change of Control Payment Date and such Change of Control Offer is therefore not consummated, the Company shall make a Change of Control Offer in accordance with this paragraph 34 within 30 days following the later of the consummation of such Change of Control or a Below Investment Grade Rating Event;

(iv)	that Notes must be tendered in multiples of the Minimum Incremental Denomination and any Note not validly tendered will remain outstanding and continue to accrue interest;

(v)

that, unless the Company defaults in the payment of the Change of Control Payment, any Note accepted for payment pursuant to the Change of Control Offer will cease to accrue interest on and after the Change of Control Payment Date;

(vi)

that Holders electing to have any Notes purchased pursuant to a Change of Control Offer will be required to surrender such Notes, with the form entitled “Option of Holder to Elect Purchase” attached hereto, to the Paying Agent specified in the notice at the address specified in the notice, or transfer their Notes to the Paying Agent by book-entry transfer pursuant to the applicable procedures of the Paying Agent, prior to the close of business on the third Business Day preceding the Change of Control Payment Date;

(vii)

that Holders shall be entitled to withdraw their tendered Notes and their election to require the Company to purchase such Notes; provided, that the Paying Agent receives at the address specified in the notice, not later than the close of business on the 30th day following the date of the Change of Control notice, a telegram, facsimile transmission or letter setting forth the name of the Holder of the Notes, the principal amount of Notes tendered for purchase, and a statement that such Holder is withdrawing its tendered Notes and its election to have such Notes purchased;

(viii)

that if a Holder is tendering less than all of its Notes, such Holder will be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered (the unpurchased portion of the Notes must be equal to the Minimum Denomination or an integral multiple of the Minimum Incremental Denomination in excess thereof); and

(ix)	the other instructions, as determined by the Company, consistent with this paragraph 34 that a Holder must follow.

The notice, if mailed or given in a manner herein provided, shall be conclusively presumed to have been given, whether or not the Holder receives such notice. If (A) the notice is mailed or given in a manner herein provided and (B) any Holder fails to receive such notice or a Holder receives such notice but it is defective, such Holder’s failure to receive such notice or such defect shall not affect the validity of the proceedings for the purchase of the Notes as to all other Holders that properly received such notice without defect.

(b)	On the Change of Control Payment Date, the Company will, to the extent lawful:

(i)	accept for payment all Notes or portions of Notes (of integral multiples of the Minimum Incremental Denomination thereof) validly tendered pursuant to the Change of Control Offer;

(ii)	deposit with the Paying Agent an amount equal to the Change of Control Payment in respect of all Notes or portions of Notes so tendered;

(iii)

deliver or cause to be delivered to the Trustee for cancellation the Notes so accepted together with an Officers’ Certificate stating the aggregate principal amount of Notes or portions of Notes being purchased by the Company in accordance with this paragraph 34; and

(iv)

deliver to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that all conditions precedent provided for in the Indenture relating to the making of such Change of Control Payment have been complied with.

(c)

The Paying Agent will promptly pay to each Holder of Notes so tendered the Change of Control Payment for such Notes, and the Trustee will promptly authenticate, upon receipt of an authentication order, and mail (or cause to be transferred by book entry) to each Holder a new Note equal in principal amount to any unpurchased portion of the Notes surrendered, if any; provided, that each such new Note will be in a principal amount equal to the Minimum Denomination or integral multiples of the Minimum Incremental Denomination in excess thereof.

(d)

If the Change of Control Payment Date is on or after a Regular Record Date, but on or prior to the related Interest Payment Date, any accrued and unpaid interest to the Change of Control Payment Date shall be paid on the Change of Control Payment Date to the Person in whose name a Note is registered at the close of business on such Regular Record Date.

(e)

Prior to making a Change of Control Payment, and as a condition to such payment (i) the requisite holders of each issue of indebtedness issued under an indenture or other agreement that would be violated by the making of such payment shall have consented to such Change of Control Payment being made and waived the event of default, if any, caused by the Change of Control or (ii) the Company will repay all outstanding indebtedness issued under an indenture or other agreement that would be violated by the making of a Change of Control Payment or the Company will offer to repay all such indebtedness, make payment to the holders of such indebtedness that accept such offer and obtain waivers from the requisite remaining holders of such indebtedness of any event of default arising under the relevant indenture or other agreement as a result of the Change of Control. The Company covenants to effect such repayment or obtain such consent prior to making a Change of Control Payment, it being a default of this paragraph 34 if the Company fails to comply with such covenant.

(f)

The Company will not be required to make a Change of Control Offer upon a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in this paragraph 34 applicable to a Change of Control Offer made by the Company and such third party purchases all Notes validly tendered and not withdrawn under such Change of Control Offer.

(g)

The Company will comply, to the extent applicable, with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws or regulations in connection with the repurchase of Notes pursuant to a Change of Control Offer. To the extent that the provisions of any securities laws or regulations conflict with provisions of the Indenture, the Company will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under the Indenture by virtue of the conflict.

(h)	Other than as specifically provided in this paragraph 34, any purchase pursuant to this paragraph 34 shall be made pursuant to the provisions of Sections 11.03, 11.05 and 11.07 of the Indenture.

(i)

Notwithstanding anything to the contrary in the foregoing clauses (a) though (h), the Company’s obligation to make a Change of Control Offer may, subject to Section 9.02 of the Indenture, be waived or modified with the written consent of the Holders of a majority in principal amount of the Securities.

35.

The Company may acquire Notes by means other than a redemption, whether by tender offer, open market purchases, negotiated transactions or otherwise, in accordance with applicable securities laws, so long as such acquisition does not otherwise violate the terms of the Indenture.

36.

Any provision contained herein with respect to the determination of an Interest Rate Basis, the specification of Interest Rate Basis, calculation of the Interest Rate applicable to this Note, its payment dates or any other matter relating hereto may be modified as specified in an Addendum relating hereto. References herein to “this Note,” “hereof,” “herein,” “as specified above” or similar language of like import shall include any Addendums to this Note.

37.	As used herein, and unless otherwise specified in an Addendum attached hereto:

“Agents” means each of the distribution agents appointed by the Company from time to time with respect to the issuance and sale of Securities.

“Below Investment Grade Rating Event” means that at any time within 60 days (which period shall be extended so long as the rating of the Notes is under publicly announced consideration for possible downgrade by any of the Rating Agencies) from the date of the public notice of a Change of Control or of the Company’s intention or that of any Person to effect a Change of Control, the rating on the Notes is lowered, and the Notes are rated below an Investment Grade Rating, by (x) one Rating Agency if the Notes are rated by less than two Rating Agencies, (y) both Rating Agencies if the Notes are rated by two Rating Agencies or (z) at least a majority of such Rating Agencies if the Notes are rated by three or more Rating Agencies; provided, that a Below Investment Grade Rating Event otherwise arising by virtue of a particular reduction in rating shall not be deemed to have occurred in respect of a particular Change of Control (and thus shall not be deemed a Below Investment Grade Rating Event for purposes of the definition of Change of Control Repurchase Event hereunder) if the Rating Agencies making the reduction in rating to which this definition would otherwise apply do not announce or publicly confirm or inform the Trustee in writing at its request that the reduction in the rating of the Notes was the result, in whole or in part, of any event or circumstance comprised of or arising as a result of, or in respect of, the applicable Change of Control (whether or not the applicable Change of Control shall have occurred at the time of the Below Investment Grade Rating Event);

“Business Day” means for CMS Rate Securities and CMT Rate Securities, any day except for a Saturday, Sunday or a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in U.S. government securities, and, with respect to all other Securities:

• for floating rate Securities for which LIBOR is not an applicable Interest Rate Basis: any day other than a Saturday or Sunday, that is neither a legal holiday nor a day on which commercial banks are authorized or required by law, regulation or executive order to close in The City of New York (a “New York Business Day”);

• for floating rate Securities for which LIBOR is an applicable Interest Rate Basis: a day that is both (x) a day on which commercial banks are open for business, including dealings in the designated Index Currency (as defined below), in London (a “London Banking Day”) and (y) a New York Business Day;

provided, however, that:

• if the Specified Currency is other than U.S. dollars and euros: the day is also a day other than a day on which commercial banks are authorized or required by law, regulation or executive order to close in the Principal Financial Center (as defined below) of the country issuing the Specified Currency (a “Principal Financial Center Business Day”);

• if the Specified Currency is euros: the day is also a day on which the Trans-European Automated Real-Time Gross Settlement Express Transfer (TARGET2) System or any successor thereto is open;

“Calculation Date” means, unless otherwise indicated on the face of this Note, pertaining to any Interest Determination Date, the earlier of (i) the tenth calendar day after such Interest Determination Date or, if such day is not a Business Day, the next succeeding Business Day, or (ii) the Business Day preceding the applicable Interest Payment Date or date of Maturity, as the case may be. All calculations on this Note will be made by the Calculation Agent specified on the face of this Note or such successor thereto as is duly appointed by the Company;

“Change of Control” means, the occurrence of any one of the following:

• a “person” or “group” within the meaning of Section 13(d) of the Exchange Act other than the Company, a direct or indirect Subsidiary, or any employee or executive benefit plan of the Company and/or its Subsidiaries, has become the “beneficial owner,” as defined in Rule 13d-3 under the Exchange Act, of the Company’s Common Stock representing more than 50% of the total voting power of all Common Stock of the Company then outstanding and constituting Voting Stock;

• the consummation of (i) any consolidation or merger of the Company pursuant to which the Company’s Common Stock will be converted into the right to obtain cash, securities of a Person other than the Company, or other property; or (ii) any sale, lease or other transfer in one transaction or a series of related transactions of all or substantially all of the consolidated assets of the Company and its Subsidiaries, taken as a whole, to any other Person other than a direct or indirect Subsidiary of the Company; provided, that Aircraft Asset leasing in the ordinary course of business of the Company or any of its Subsidiaries shall not be considered the leasing of “all or substantially all” of the Company’s consolidated assets; provided further, however, that a transaction described in clause (i) or (ii) in which the holders of the Company’s Common Stock immediately prior to such transaction own or hold, directly or indirectly, more than 50% of the voting power of all Common Stock of the continuing or surviving corporation or the transferee, or the parent thereof, outstanding immediately after such transaction and constituting Voting Stock shall not constitute a Change of Control; or

• the adoption of a plan relating to the Company’s liquidation or dissolution;

“Change of Control Repurchase Event” means the occurrence of both a Change of Control and a Below Investment Grade Rating Event;

“Common Stock” shall mean and include any class of capital stock of any corporation now or hereafter authorized, the right of which to share in distributions of either earnings or assets of such corporation is without limit as to any amount or percentage;

“DTC” means The Depository Trust Company;

“Index Currency” means the currency for which LIBOR will be calculated as specified on the face of this Note. If no currency is specified, the Index Currency will be U.S. dollars;

“Interest Calculation Period” means with respect to any period, the period from and including the most recent Interest Reset Date (or from and including the Issue Date in the case of the first Interest Reset Date), to but excluding the next succeeding Interest Reset Date for which accrued interest is being calculated;

“Interest Reset Period” means the period from and including the Issue Date to but excluding the First Interest Reset Date specified on the face of this Note and thereafter, each succeeding period from and including an Interest Reset Date to but excluding the immediately following Interest Reset Date.

“Investment Grade Rating” means a rating equal to or higher than BBB- by S&P, or the equivalent of any other Rating Agency, as applicable, or in each case the equivalent under any successor category of such Rating Agency;

“Principal Financial Center” means: (1) the capital city of the country issuing the Specified Currency, except that with respect to U.S. dollars, Australian dollars, Canadian dollars, euro, New Zealand dollars, South African rand and Swiss francs, the Principal Financial Center will be The City of New York, Sydney, Toronto, London, Wellington, Johannesburg and Zurich, respectively, or (2) the capital city of the country to which the Index Currency relates, except that with respect to U.S. dollars, Australian dollars, Canadian dollars, euro, New Zealand dollars, South African rand and Swiss francs, the Principal Financial Center will be The City of New York, Sydney, Toronto, London, Wellington, Johannesburg and Zurich, respectively;

“Rating Agency” means S&P and any additional rating agency that provides a rating with respect to the Notes and is a “nationally recognized statistical rating organization” as defined in Section 3(a)(62) of the Exchange Act (“NRSRO”); provided, that if any such Rating Agency ceases to provide rating services to issuers or investors, the Company may appoint a replacement for such Rating Agency that is a NRSRO;

“S&P” means Standard & Poor’s Ratings Services or any successor to its rating agency business;

“Specified Currency” means the currency specified on the face of this Note, in which this particular Note is denominated or payable (or, if the currency is no longer legal tender for the payment of public and private debts, any other currency of the relevant country or entity which is then legal tender for the payment of such debts); and

“Voting Stock” means Capital Stock of any class or classes, the holders of which are ordinarily, in the absence of contingencies, entitled to elect the corporate directors (or Persons performing similar functions).

38.

The Notes are issuable only in registered form without coupons in denominations equal to the Minimum Denomination specified on the face of this Note and higher integral multiples of the Minimum Incremental Denomination specified on the face of this Note (unless otherwise specified in an Addendum attached hereto). The Company will specify the minimum denominations for Notes denominated in a foreign currency in an Addendum attached hereto. As provided in the Indenture and subject to certain limitations therein set forth, the Notes are exchangeable for a like aggregate principal amount of Notes of any authorized denomination, as requested by the Holder surrendering the same.

39.

No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

40.

Prior to due presentment of this Note for registration of transfer, the Company, the Trustee and any agent thereof may treat the Person in whose name this Note is registered as the owner hereof for all purposes, whether or not this Note be overdue, and none of the Company, the Trustee or any such agent shall be affected by notice to the contrary.

41.	All terms used in this Note that are not defined herein and are defined in the Indenture shall have the meanings assigned to them in the Indenture.

42.	The Indenture and this Note are governed by and construed in accordance with the laws of the State of New York.

43.	The provisions of this Note (including any Addendum attached hereto) shall supersede any conflicting provisions in the Indenture with respect to the Notes.

ASSIGNMENT

FOR VALUE RECEIVED, the undersigned assigns and transfers this Note to:

(Insert assignee’s social security or tax identification number)

(Insert address and zip code of assignee)

and irrevocably appoints                  as agent to transfer this Note on the Security Register. The agent may substitute another to act for him or her.

Dated:	Signature:

Signature Guarantee:

(Sign exactly as your name appears on the other side of this Note)

Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Security Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Security Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

OPTION OF HOLDER TO ELECT PURCHASE

If you want to elect to have this Note purchased by the Company pursuant to a Change of Control Repurchase Event as described in paragraph 34 of this Note, check the box below:

[    ] Elect to have Notes repurchased pursuant to a Change of Control Repurchase Event

If you want to elect to have only part of this Note purchased by the Company pursuant to paragraph 34 of this Note, state the amount you elect to have purchased:

$

(If less than the entire principal amount of this Note is to be repaid, specify the portion hereof (which shall be integral multiples of the Minimum Incremental Denomination) which the Holder elects to have repaid and specify the denomination or denominations (which shall be equal to at least the Minimum Denomination or higher integral multiples of the Minimum Incremental Denomination in excess thereof) of the Notes to be issued to the Holder for the portion of this Note not being repaid (in the absence of any such specification, one such Note will be issued for the portion not being repaid).

Date:

Your Signature:
(Sign exactly as your name appears on the face of this Note)

Tax Identification No.:

Signature Guarantee*:

*	Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

ADDENDUM

Amendment to Section 1.01 of the Indenture: The following term shall be added to the definitions in Section 1.01 of the Indenture in the right alphabetical order:

“Future Supplemental Indenture” means a future supplemental indenture to the Indenture.

Amendment to Section 9.02 of the Indenture: Except as may be provided in a Future Supplemental Indenture, for the benefit of the Holders of the Notes or of the Securities but no other series of securities issued under the Indenture, whether now or hereafter issued and Outstanding, Section 9.02 of the Indenture is hereby amended with respect to the Notes by the following:

(f) replacing the period at the end of clause (c) thereof with “, or”; and

(g) adding a new clause (d) after the end of clause (c) thereof, as follows: “(d) reduce the premium payable upon the redemption or repurchase of any Note, if applicable, or change the time at which any Note may be redeemed or repurchased, if applicable, as described in the Notes whether through an amendment or waiver of provisions in the covenants, definitions or otherwise (except amendments to the definition of “Change of Control” or “Below Investment Grade Rating Event”).”

Amendment to Section 11.03 of the Indenture: Section 11.03 of the Indenture is hereby amended with respect to the Notes by replacing the words “by pro rata or by lot or such method as the Trustee shall deem fair and appropriate and” with the words “by lot.”

Amendment to Section 13.03 of the Indenture: The covenants provided pursuant to Section 3.01(r), 9.01(b) and 9.01(g) of the Indenture for purposes of Section 13.03(a) of the Indenture are the covenants in paragraph 34 of this Note and Section 5.15, Section 7.04. Section 8.01, Section 10.05 and Section 10.06 of the Indenture.

[Optional Redemption:

This Note is redeemable at the Company’s option as described below:

(1)

[If a make-whole redemption is applicable:] At any time prior to [the Optional Redemption Date or Stated Maturity] specified on the face of this Note, the Company may redeem the Notes at its option, in whole or in part, upon notice pursuant to [Section 11.04 of the Indenture or such other notice specified in this Addendum], at a Redemption Price equal to 100% of the aggregate principal amount of the Notes plus the Applicable Premium, plus accrued and unpaid interest, if any, to the Redemption Date.

(2)

[If a par call feature is applicable:] On or after the Optional Redemption Date specified on the face of this Note, the Company may redeem the Notes at its option, in whole or in part, at a Redemption Price equal to 100% of the aggregate principal amount thereof plus accrued and unpaid interest, if any, to the Redemption Date.

(3)

Promptly after the determination thereof, the Company shall give the Trustee written notice of the Redemption Price provided for in this Addendum, and the Trustee shall not be responsible for such calculation. If a Note is redeemed on or after a Regular Record Date but on or prior to the related Interest Payment Date, any accrued and unpaid interest to the Redemption Date shall be paid on the Redemption Date to the Person in whose name a Note is registered at the close of business on such Regular Record Date. Unless the Company defaults in payment of the Redemption Price, from and after the Redemption Date, interest will cease to accrue on the Notes or portions thereof called for redemption.

(4)	Except pursuant to this Addendum, the Notes shall not be redeemable at the Company’s option prior to the Stated Maturity.

(5)	Any redemption pursuant to this Addendum shall be made pursuant to the provisions of Sections 11.01 through 11.07 of the Indenture.

(6)

Any redemption notice may, at the Company’s discretion, be subject to one or more conditions precedent, including completion of a corporate transaction. In such event, the related notice of redemption shall describe each such condition and, if applicable, shall state that, at the Company’s discretion, the Redemption Date may be delayed until such time as any or all such conditions shall be satisfied or waived (provided that in no event shall such Redemption Date be delayed to a date later than 60 days after the date on which such notice was given), or such redemption may not occur and such notice may be rescinded in the event that any or all such conditions shall not have been satisfied or waived by the Redemption Date, or by the Redemption Date as so delayed.

As used in this Addendum:

“Applicable Premium” means, with respect to a Note on any Redemption Date, the excess, if any, of (x) the present value as of such Redemption Date of (i) 100% of the principal amount of such Note plus (ii) all required interest payments due on such Note through [if a par call feature is applicable—the Optional Redemption Date][if this Note is not subject to a par call feature—the Stated Maturity], assuming such Note matured on such date (excluding accrued but unpaid interest to the Redemption Date), computed using a discount rate equal to the Applicable Treasury Rate as of such Redemption Date plus the basis points as specified on the face of this Note, over (y) the then outstanding principal of such Note; and

“Applicable Treasury Rate” means as of any Redemption Date, the yield to stated maturity at the time of computation of United States Treasury securities with a constant maturity (as compiled and published in the most recent statistical release designated as “H.15” under the caption “Treasury constant maturities” or any successor publication which is published at least weekly by the Board of Governors of the Federal Reserve System (or companion online data resource published by the Board of Governors of the Federal Reserve System) and which establishes yields on actively traded United States Treasury securities adjusted to constant maturity that has become publicly available at least two Business Days prior to the Redemption Date (or, if such statistical release is no longer published, any publicly available source or similar market data)) most nearly equal to the period from the Redemption Date to [if a par call feature is applicable—the Optional Redemption Date][if this Note is not subject to a par call feature—the Stated Maturity]; provided, however, that if the period from the Redemption Date to [If a par call feature is applicable—the Optional Redemption Date][If this Note is not subject to a par call feature—the Stated Maturity] is not equal to the constant maturity of a United States Treasury security for which a weekly average yield is given, the Applicable Treasury Rate shall be obtained by linear interpolation (calculated to the nearest one-twelfth of a year) from the weekly average yields of United States Treasury securities for which such yields are given, except that if the period from the Redemption Date to [If a par call feature is applicable—the Optional Redemption Date][If this Note is not subject to a par call feature—the Stated Maturity] is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year will be used.]